                                                            EXHIBIT 23(P)(XVIII)

(MELLON LOGO)

                                   (GRAPHIC)

                           SECURITIES TRADING POLICY

                                GENERAL EDITION

                                 FEBRUARY 2006

(MELLON LOGO)

Dear Fellow Employee:

The highest standards of ethical business practices and unwavering loyalty to our customers have been the cornerstones of our culture since Mellon was founded in 1869. Our Shared Values - Integrity, Teamwork and Excellence - are our guiding principles and underscore our commitment to conduct Mellon's business honorably at all times.

Building a reputation of integrity takes the hard work of many people over many years. But reputations are fragile and can be damaged by just one person making a poor decision. So every Mellon employee must accept personal responsibility for our good reputation and must work each day to maintain it.

One area of particular importance is the continued emphasis we place on ensuring that our personal investments are free from conflicts of interest and in full compliance with the laws and regulations of all jurisdictions in which Mellon does business.

Mellon's role in the investment industry carries with it special responsibilities for each of us to preserve the integrity and credibility of the industry in which we work. To respond to new regulations and satisfy our desire to demonstrate our commitment to the highest ethical business standards, the Securities Trading Policy has recently been revised.

I urge you to take the time to fully understand the policy and consult it whenever you are unsure about appropriate activity regarding your investments. We are all responsible for following the procedures and respecting the limitations placed on our personal investments as described in the Securities Trading Policy.

Sincerely yours,


/s/ Bob Kelly
-------------------------------------
Bob Kelly
Chairman, President and Chief Executive Officer

Table of Contents

                                                                          Page #
                                                                          ------
INTRODUCTION ..........................................................      1-2

CLASSIFICATION OF EMPLOYEES ...........................................      3-4
   Insider Risk Employee ..............................................        3
   Investment Employee ................................................      3-4
   Access Decision Maker (ADM) ........................................        4
   Other Employee .....................................................        4
   Consultants, Independent Contractors and Temporary Employees .......        4

PERSONAL SECURITIES TRADING PRACTICES

   SECTION ONE - APPLICABLE TO INSIDER RISK EMPLOYEES .................     5-19
      Table of Contents ...............................................        5
      Quick Reference - Insider Risk Employees ........................        6
      Standards of Conduct for Insider Risk Employees .................     7-12
      Restrictions on Transactions in Mellon Securities ...............    13-14
      Restrictions on Transactions in Other Securities ................    15-17
      Protecting Confidential Information .............................    18-19

   SECTION TWO - APPLICABLE TO INVESTMENT EMPLOYEES ...................    20-39
      Table of Contents ...............................................       20
      Quick Reference - Investment Employees ..........................       21
      Standards of Conduct for Investment Employees ...................    22-29
      Restrictions on Transactions in Mellon Securities ...............    30-31
      Restrictions on Transactions in Fund Shares .....................    32-34
      Restrictions on Transactions in Other Securities ................    35-37
      Protecting Confidential Information .............................    38-39
      Special Procedures for Access Decision Makers ...................       39

   SECTION THREE - APPLICABLE TO OTHER EMPLOYEES ......................    40-51
      Table of Contents ...............................................       40
      Quick Reference - Other Employees ...............................       41
      Standards of Conduct for Other Employees ........................    42-43
      Restrictions on Transactions in Mellon Securities ...............    44-45
      Restrictions on Transactions in Other Securities ................    46-49
      Protecting Confidential Information .............................    50-51

GLOSSARY DEFINITIONS ..................................................    52-56

EXHIBIT A - SAMPLE LETTER TO BROKER ...................................       57

  Note that a more detailed Table of Contents is contained in Sections One, Two and Three

Introduction

The Securities Trading Policy (the "Policy") is designed to reinforce Mellon Financial Corporation's ("Mellon's") reputation for integrity by avoiding even the appearance of impropriety in the conduct of Mellon's business. The Policy sets forth procedures and limitations which govern the personal securities transactions of every Mellon employee.

Mellon and its employees are subject to certain laws and regulations governing personal securities trading, including the securities laws of various jurisdictions. Mellon expects its employees to adhere to such laws and has developed this Policy to promote the highest standards of behavior and ensure compliance with applicable laws.

This Policy covers the personal trading activities of all employees in their own accounts and in accounts in which they have indirect ownership. While employees should consult the Glossary for a complete definition of the terms "security" and "indirect ownership", in general they mean:

- security - any investment that represents an ownership stake or debt stake in a company or government. While the Policy provides for exemptions for certain securities, if not expressly exempt in the Policy, all securities are covered (see Glossary for definition of Exempt securities)

- indirect ownership - you are presumed to have indirect ownership of accounts held by members of your family with whom you share a household. This includes your spouse, your children, and any other family members in your home. Generally, you are deemed to be the indirect owner of securities if you have the opportunity to directly or indirectly share, at any time, in profits derived from transactions in such securities

Employees should be aware that they may be held personally liable for any improper or illegal acts committed during the course of their employment and that "ignorance of the law" is not a defense. Employees may be subject to civil penalties such as fines, regulatory sanctions including suspensions, as well as criminal penalties.

The provisions of the Policy have worldwide applicability and cover trading in any part of the world. Employees are also subject to applicable laws of jurisdictions in those countries in which they conduct business. To the extent any particular portion of the Policy is inconsistent with, or in particular less restrictive than such laws, employees should consult the General Counsel or the Manager of the Ethics Office.

The Policy may be amended and any provision waived or exempted only at the discretion of the Manager of the Ethics Office. Any such waiver or exemption will be evidenced in writing and maintained in the Ethics Office.

Employees must read the Policy and must comply with it - in this regard, employees should comply with the spirit of the Policy as well as the strict letter of its provisions. Failure to comply with the Policy may result in the imposition of serious sanctions, including but not limited to disgorgement of profits, cancellation of trades, selling of positions, dismissal, substantial personal liability and referral to law enforcement agencies or other regulatory agencies. Known violations of the Policy must be reported to the Ethics Office or to Ethics Point(R), a 3rd party hotline provider. Either the Mellon Ethics Help Line or the Ethics Point(R) Report Line (see page 2) may be used for this purpose. Any questions regarding the Policy should be referred to the Manager of the Ethics Office or his/her designee.

Employees must also comply with Mellon's Code of Conduct, which addresses compliance with laws, conflicts of interest, respecting confidential information and other ethical issues.

Mellon will provide all employees with copies of the Policy and all amendments. This may be through on-line access. Periodically, you will be required to acknowledge your receipt of the Policy and any amendments. This may be through on-line certification.

Introduction

Mellon wants to hear from you. If you have a question about the Policy, Code of Conduct or related Corporate Policies, or if you want to report a concern regarding ethical business conduct, please contact Mellon's Ethics Help Line. This line is answered by Mellon's Ethics Office staff and all contacts may be anonymous.

     YOU CAN CONTACT MELLON'S ETHICS HELP LINE BY:

          TELEPHONE:

               -    Asia (except Japan): 001-800-710-63562

               -    Australia: 0011-800-710-63562

               -    Brazil: 0800-891-3813

               -    Europe: 00-800-710-63562

               - Japan: appropriate international access code + 800-710-63562 (Access codes are: 0061010, 001010, 0041010 or 0033010)

               -    United States and Canada: 1-888-MELLON2 (1-888-635-5662)

               -    All other locations: call collect to 412-236-7519

          EMAIL: ethics@mellon.com

          MAIL: P.O. Box 535026 Pittsburgh, PA 15253-5026 - USA

If, however you are uncomfortable contacting Mellon directly, you can contact EthicsPoint(R), an independent hotline provider as an alternative channel to raise your concerns. All contacts can be anonymous.

     YOU CAN CONTACT THE ETHICSPOINT(R) REPORT LINE BY:

          TELEPHONE:

               NOTE: Dial the AT&T Direct Access Number noted below assigned to your carrier (if one is needed). Then, at the voice prompt or AT&T Operator request, enter the toll free EthicsPoint(R) Report Line number. There is no need to dial a "1" before the toll-free number outside the US and Canada.

               EthicsPoint(R) Report Line number: 866-294-4696

               AT&T Direct Access Numbers:

               -    Australia: (carrier: Telstra) 1-800-881-011; (carrier:
                    Optus) 1-800-551-155

               -    Brazil: 0-800-890-0288

               -    Canada: No Direct Access Code needed

               - Hong Kong: (carrier: Hong Kong Telephone) 800-96-1111; (carrier: New World Telephone) 800-93-2266

               -    India: 000-117

               - Ireland: 1-800-550-000; (Universal International Freephone Number) 00-800-222-55288

               - Japan: (carrier: IDC) 00 665-5111; (carrier: JT) 00 441-1111; (carrier: KDDI) 00 539-111

               -    Singapore: (carrier: Sing Tel) 800-011-1111; (carrier:
                    StarHub) 800-001-0001

               - United Kingdom: (carrier: British Telecom) 0-800-89-0011; (carrier: C&W) 0-500-89-0011; (carrier: NTL)0-800-013-0011

               -    United States: No Direct Access Code needed

          WEB:

          - File a Report online using the EthicsPoint(R) Report Line (this web page is hosted on EthicsPoint(R)'s secure servers and is not part of the Mellon web site or intranet).

          -    Visit EthicsPoint(R) at http://www.ethicspoint.com

          MAIL: EthicsPoint(R), Inc, 13221 SW 68th Parkway, Suite 120 Portland,
                OR 97223 USA

Classification of Employees

                              The Policy is applicable to all employees of Mellon and all of its subsidiaries which are more than 50% owned by Mellon. This includes all full-time, part-time, benefited and non-benefited, exempt and non-exempt employees. In general, it does not include employees of subsidiaries which are 50% or less owned by Mellon. The Policy's applicability to consultants and contract or temporary employees will be determined on a case-by-case basis.

                              Employees are engaged in a wide variety of activities for Mellon. In light of the nature of their activities and the impact of various laws and regulations, the Policy imposes different requirements and limitations on employees based on the nature of their activities for Mellon. To assist employees in complying with the requirements and limitations imposed on them in light of their activities, employees are classified into one of four categories:

                              -    Insider Risk Employee

                              -    Investment Employee

                              -    Access Decision Maker

                              -    Other Employee

                              Appropriate requirements and limitations are specified in the Policy based upon an employee's classification.

                              Business line management, in conjunction with the Manager of the Ethics Office, will determine the classification of each employee based on the following guidelines. EMPLOYEES SHOULD CONFIRM
                              THEIR CLASSIFICATION WITH THEIR PRECLEARANCE
                              COMPLIANCE OFFICER OR THE MANAGER OF THE ETHICS
                              OFFICE.

INSIDER RISK EMPLOYEE         You are considered to be an Insider Risk Employee
                              if, in the normal conduct of your Mellon
                              responsibilities, you are likely to receive or be
                              perceived to possess or receive, material
                              nonpublic information concerning Mellon's
                              customers. This will typically include certain
                              employees in the Corporate & Institutional
                              Services business group, certain members of Shared
                              Services Departments, and all members of the
                              Senior Management Committee who are not Investment
                              Employees.

INVESTMENT EMPLOYEE           You are considered to be an Investment Employee
                              if, in the normal conduct of your Mellon
                              responsibilities, you:

                              - have access (or are likely to be perceived to have access) to nonpublic information regarding any advisory client's purchase or sale of securities or nonpublic information regarding the portfolio holdings of any Proprietary Fund,

                                   or

                              -    are involved in making securities
                                   recommendations to advisory clients or have access to such recommendations that are nonpublic.

Classification of Employees

INVESTMENT EMPLOYEE           This will typically include employees in the Asset
(CONTINUED)                   Management business group, such as:

                              - certain employees in fiduciary securities sales and trading, investment management and advisory services, investment research and various trust or fiduciary functions; an employee of a Mellon entity regulated by certain investment company laws. Examples are as follows:

                                   -    in the US, includes employees who are
                                        "advisory persons" or "access persons"
                                        under Rule 17j-1 of the Investment
                                        Company Act of 1940 or "access persons"
                                        under Rule 204A-1 of the Investment
                                        Advisers Act of 1940

                                   -    in the UK, includes employees in
                                        companies undertaking specified
                                        activities under the Financial Services
                                        and Markets Act 2000 (Regulated
                                        Activities), Order 2001 and therefore
                                        regulated by the Financial Services
                                        Authority

                              - any member of Mellon's Senior Management Committee who, as part of his/her usual duties, has management responsibility for fiduciary activities or routinely has access to information about advisory customers' securities transactions.

ACCESS DECISION MAKER         A person designated as such by the Investment
(ADM)                         Ethics Committee. Generally, these will be
                              portfolio managers and research analysts who make recommendations or decisions regarding the purchase or sale of equity, convertible debt, and non- investment grade debt securities for mutual funds and other managed accounts. See further details in the Access Decision Maker edition of the Policy.

OTHER EMPLOYEE                You are considered to be an Other Employee if you
                              are an employee of Mellon Financial Corporation or any of its direct or indirect subsidiaries who is not an Insider Risk Employee, Investment Employee, or an ADM.

CONSULTANTS, INDEPENDENT      Managers should inform consultants, independent
CONTRACTORS AND TEMPORARY     contractors and temporary employees of the general
EMPLOYEES                     provisions of the Policy (such as the prohibition
                              on trading while in possession of material nonpublic information). Whether or not a consultant, independent contractor or temporary employee will be required to preclear trades or report their personal securities holdings will be determined on a case-by-case basis. If one of these persons would be considered an Insider Risk
                              Employee, Investment Employee or Access Decision
                              Maker if he/she were a Mellon employee, the person's manager should advise the Manager of the Ethics Office who will determine whether such individual should be subject to the preclearance and reporting requirements of the Policy.

Personal Securities Trading Practices

SECTION ONE - APPLICABLE TO INSIDER RISK EMPLOYEES

Table of Contents

                                                                          Page #
                                                                          ------
QUICK REFERENCE - INSIDER RISK EMPLOYEES ..............................        6

STANDARDS OF CONDUCT FOR INSIDER RISK EMPLOYEES .......................     7-12
   - Conflict of Interest .............................................        7
   - Material Nonpublic Information ...................................        7
   - Personal Securities Transaction Reports ..........................        7
   - Statement of Securities Accounts and Holdings ....................        8
   - Preclearance for Personal Securities Transactions ................        9
   - Exemptions from Requirement to Preclear ..........................       10
   - Gifting of Securities ............................................       11
   - Ownership ........................................................       11
   - Non-Mellon Employee Benefit Plans ................................       11
   - Investment Clubs and Private Investment Companies ................       12
   - Restricted List ..................................................       12
   - Confidential Treatment ...........................................       12

RESTRICTIONS ON TRANSACTIONS IN MELLON SECURITIES ....................     13-14
   - General Restrictions .............................................       13
   - Mellon 401(k) Plan ...............................................       13
   - Mellon Employee Stock Options ....................................       14
   - Mellon Employee Stock Purchase Plan (ESPP) .......................       14

RESTRICTIONS ON TRANSACTIONS IN OTHER SECURITIES ......................    15-17
   - Credit, Consulting or Advisory Relationship ......................       15
   - Customer Transactions ............................................       15
   - Excessive Trading, Naked Options .................................       15
   - Front Running ....................................................       15
   - Initial Public Offerings .........................................       15
   - Material Nonpublic Information ...................................       15
   - Private Placements ...............................................       16
   - Short-Term Trading ...............................................       16
   - Mutual Funds .....................................................       16
   - Spread Betting ...................................................       16
   - Prohibition on Investments in Securities of Financial Services
     Organizations ....................................................       17

PROTECTING CONFIDENTIAL INFORMATION ..................................     18-19
   - Insider Trading and Tipping Legal Prohibitions ...................    18-19
   - Mellon's Policy ..................................................       19
   - Restrictions on the Flow of Information Within Mellon ("Securities
     Fire Walls") .....................................................       19

GLOSSARY DEFINITIONS ..................................................    52-56

EXHIBIT A - SAMPLE LETTER TO BROKER ...................................       57

Quick Reference-Insider Risk Employees

SOME THINGS YOU MUST DO

Duplicate Statements & Confirmations - Instruct your broker, trust account manager or other entity through which you have a securities trading account to send directly to the Preclearance Compliance Officer or his/her designee:

-    trade confirmations summarizing each transaction

-    periodic statements

Exhibit A can be used to notify your broker. Contact the Preclearance Compliance Officer for the correct address. This applies to all accounts in which you have direct or indirect ownership (see Glossary).

Preclearance - Before initiating a securities transaction, written preclearance must be obtained from the Preclearance Compliance Officer. Contact the Preclearance Compliance Officer for applicable approval procedures.

If preclearance approval is received, the trade must be executed before the end of the 3rd business day (with the date of approval being the 1st business day), at which time the preclearance approval will expire.

SPECIAL APPROVALS

Private Placements - Acquisition of securities in a Private Placement must be precleared by the Mellon Senior Management Committee Member who represents the employee's line of business or department, the Manager of the Ethics Office and the Preclearance Compliance Officer. To initiate approval, contact the Ethics Office.

IPOs - Acquisition of securities through an allocation by the underwriter of an Initial Public Offering (IPO) is prohibited without the approval of the Manager of the Ethics Office. Approval can be given only when the allocation is the result of a direct family relationship.

SOME THINGS YOU MUST NOT DO

Mellon Securities - The following transactions in Mellon securities are prohibited for all Mellon employees:

-    short sales

-    purchasing and selling or selling and purchasing within 60 calendar days

-    margin purchases or options other than employee options

Non-Mellon Securities - New investments in financial services organizations are prohibited for certain employees only - see Page 17.

Other restrictions are detailed throughout Section One. Read the Policy!

EXEMPTIONS

Preclearance is NOT required for:

-    transactions in Exempt Securities (see Glossary)

-    transactions in municipal bonds

- transactions in shares of open-end investment companies and variable capital companies

- transactions in non-financial commodities (such as agricultural futures, metals, oil, gas, etc.), currency futures, financial futures

-    transactions in index securities

- transactions in approved accounts in which the employee has no direct or indirect influence or control over the investment decision making process

- involuntary transactions on the part of an employee (such as stock dividends or sales of fractional shares)

-    changes in elections under Mellon's 401(k) Retirement Savings Plan

- enrollment, changes in salary withholding percentages and sales of shares held in Mellon's Employee Stock Purchase Plan (ESPP); sales of shares previously withdrawn from the ESPP do require preclearance

- receipt and exercise of an employee stock option administered through Human Resources

-    transactions done pursuant to an automatic investment plan (see Glossary)

- sales pursuant to bona fide tender offers and sales or exercises of "rights" (see Page 10)

QUESTIONS?

Contact Mellon's Ethics Office at:

-    Securities Trading Policy Help Line: 412-234-1661

-    Mellon's Ethics Help Line

     -    Toll Free Telephone

          -    Asia (except Japan): 001-800-710-63562

          -    Australia: 0011-800-710-63562

          -    Brazil: 0800-891-3813

          -    Europe: 00-800-710-63562

          - Japan: access code + 800-710-63562 (access codes are: 0061010, 001010, 0041010 or 0033010)

          -    US and Canada: 1-888-MELLON2 (1-888-635-5662)

          -    All other locations: call collect 412-236-7519

     -    Email: ethics@mellon.com

     -    Postal Mail: P.O. Box 535026, Pittsburgh, PA 15253-5026 USA

This page is for reference purposes only. Employees are reminded they must read the Policy and comply with its provisions.

Personal Securities Trading Practices-Insider Risk Employees

STANDARDS OF CONDUCT FOR INSIDER RISK EMPLOYEES

                              Because of their unique responsibilities, Insider
                              Risk Employees are subject to preclearance and personal securities reporting requirements, as discussed below.

                              Every Insider Risk Employee must follow these procedures or risk serious sanctions, including dismissal. If you have any questions about these procedures, you should consult the Ethics Office or your Preclearance Compliance Officer.
                              Interpretive issues that arise under these procedures shall be decided by, and are subject to the discretion of, the Manager of the Ethics
                              Office.

CONFLICT OF INTEREST          No employee may engage in or recommend any
                              securities transaction that places, or appears to
                              place, his or her own interests above those of any
                              customer to whom financial services are rendered,
                              including mutual funds and managed accounts, or
                              above the interests of Mellon.

MATERIAL NONPUBLIC            No employee may engage in or recommend a
INFORMATION                   securities transaction, for his or her own benefit
                              or for the benefit of others, including Mellon or
                              its customers, while in possession of material
                              nonpublic information regarding such securities or
                              the issuer of such securities. No employee may
                              communicate material nonpublic information to
                              others unless it is properly within his or her job
                              responsibilities to do so.

PERSONAL SECURITIES           Statements and Confirmations - All Insider Risk
TRANSACTION REPORTS           Employees are required to instruct their broker,
                              trust account manager or other entity through
                              which they have a securities trading account to
                              submit directly to the Preclearance Compliance
                              Officer or his/her designee, copies of all trade
                              confirmations and statements relating to each
                              account of which they are an owner (direct or
                              indirect) regardless of what, if any, securities
                              are maintained in such accounts. Thus, even if the
                              account contains only mutual funds or Exempt
                              Securities as that term is defined by the Policy,
                              but the account has the capability to have
                              reportable securities traded in it, the Insider
                              Risk Employee must arrange for duplicate account
                              statements and trade confirmations to be sent to
                              the Preclearance Compliance Officer or his/her
                              designee. An example of an instruction letter to
                              such entities is contained in Exhibit A.
                              Statements and confirmations need not be delivered
                              for accounts that can only hold items that are not
                              securities (such as bank deposit accounts) or
                              securities that are exempt from preclearance (such
                              as mutual fund accounts).

                              Other securities transactions which were not completed through an account, such as gifts, inheritances, spin-offs from securities held outside accounts, or other transfers must be reported to the Preclearance Compliance Officer or his/her designee within 10 calendar days after the end of the calendar quarter in which the transaction occurs. These quarterly statements need not be filed for:

                              -    any transaction effected in a
                                   non-discretionary account (see Glossary),

                              -    any transaction in Exempt Securities (see
                                   Glossary),

                              -    any transactions that is exempt from
                                   preclearance for Insider Risk Employees,

                              -    any transaction effected pursuant to an
                                   automatic investment plan (see Glossary), or

                              - any transaction to the extent information on the transaction is already included in a brokerage confirmation or statement previously delivered to the Preclearance
                                   Compliance Officer in compliance with the above requirements.

Personal Securities Trading Practices-Insider Risk Employees

STATEMENT OF SECURITIES       Within 10 calendar days of becoming an Insider
ACCOUNTS AND HOLDINGS         Risk Employee and on an annual basis thereafter,
                              all Insider Risk Employees must submit to the
                              Preclearance Compliance Officer or his/her
                              designee:

                              - a listing of all accounts that may trade securities (other than securities exempt from preclearance) in which the employee is a direct or indirect owner regardless of what, if any, securities are maintained in such accounts. Thus, for example, even if the account contains only mutual funds or Exempt
                                   Securities (see Glossary) but has the
                                   capability of holding reportable securities, the account must be disclosed

                              - a listing of all securities held in the above accounts

                              - a listing of all securities held outside of securities trading accounts in which the employee presently has any direct or indirect ownership other than Exempt Securities (see
                                   Glossary).

                              The information contained in the initial holding report must be current as of a date no more than 45 calendar days prior to becoming an Insider Risk
                              Employee.

                              The annual statement must be completed upon the request of the Ethics Office, and the information submitted must be current within 45 calendar days of the date the statement is submitted. The annual statement contains an acknowledgment that the Insider Risk Employee has read and complied with the Policy.

                              Your Preclearance Compliance Officer may periodically ask for holding reports in addition to the initial and annual reports.

Personal Securities Trading Practices-Insider Risk Employees

PRECLEARANCE FOR              Insider Risk Employees must notify the
PERSONAL SECURITIES           Preclearance Compliance Officer in writing and
TRANSACTIONS                  receive preclearance before they engage in any
                              purchase or sale of a security for their own
                              accounts or in accounts in which they are an
                              indirect owner. Insider Risk Employees should
                              refer to the provisions under " Ownership" on Page
                              11, which are applicable to these provisions.

                              All requests for preclearance for a securities transaction shall be submitted by completing a Preclearance Request Form.

                              The Preclearance Compliance Officer will notify the Insider Risk Employee whether the request is approved or denied, without disclosing the reason for such approval or denial.

                              Notifications may be given in writing or orally by the Preclearance Compliance Officer to the Insider
                              Risk Employee. A record of such notification will be maintained by the Preclearance Compliance
                              Officer. However, it shall be the responsibility of the Insider Risk Employee to obtain a written record of the Preclearance Compliance Officer's notification within 24 hours of such notification.
                              The Insider Risk Employee should retain a copy of this written record for at least two years.

                              As there could be many reasons for preclearance being granted or denied, Insider Risk Employees should not infer from the preclearance response anything regarding the security for which preclearance was requested.

                              Although making a preclearance request does not obligate an Insider Risk Employee to do the transaction, it should be noted that:

                              - preclearance requests should not be made for a transaction that the Insider Risk Employee does not intend to make

                              - preclearance authorization will expire at the end of the third business day after it is received. The day authorization is granted is considered the first business day

                              - Insider Risk Employees should not discuss with anyone else, inside or outside Mellon, the response they received to a preclearance request. If the Insider Risk Employee is preclearing as an indirect owner of another's account, the response may be disclosed to the other owner

                              -    standard orders to trade at certain prices
                                   (sometimes called "limit", "stop-loss",
                                   "good-until-cancelled", or "standing
                                   buy/sell" orders) must be precleared, and security transactions receiving preclearance authorization must be executed before the preclearance expires. At the end of the three-day preclearance authorization period, any unexecuted order must be canceled or a new preclearance authorization must be obtained

Personal Securities Trading Practices-Insider Risk Employees

EXEMPTIONS FROM REQUIREMENT   Preclearance by Insider Risk Employees is not
TO PRECLEAR                   required for the following transactions:

                              -    purchases or sales of Exempt Securities (see
                                   Glossary)

                              - purchases or sales of securities issued by open-end investment companies (i.e., mutual funds and variable capital companies), regardless of whether they are Proprietary
                                   Funds

                              -    purchases or sales of municipal bonds

                              -    purchase or sales of non-financial
                                   commodities (such as agricultural futures, metals, oil, gas, etc.), currency futures, financial futures

                              -    purchases or sales of index securities
                                   (sometimes referred to as exchange traded funds)

                              - purchases or sales effected in accounts in which an employee has no direct or indirect influence or control over the investment decision making process ("non-discretionary accounts"). Non-discretionary accounts may only be exempted from preclearance procedures, when the Manager of the Ethics
                                   Office, after a thorough review, is satisfied that the account is truly non-discretionary to the employee (that is, the employee has given total investment discretion to an investment manager and retains no ability to influence specific trades). Standard broker accounts generally are not deemed to be non-discretionary to the employee, even if the broker is given some discretion to make investment decisions

                              - transactions that are involuntary on the part of an employee (such as stock dividends or sales of fractional shares); however, sales initiated by brokers to satisfy margin calls are not considered involuntary and must be precleared

                              - the sale of Mellon stock received upon the exercise of an employee stock option if the sale is part of a "netting of shares" or "cashless exercise" administered through the
                                   Human Resources Department

                              - changes to elections in the Mellon 401(k) plan

                              - enrollment, changes in salary withholding percentages and sales of shares held in the Mellon Employee Stock Purchase Plan (ESPP);
                                   sales of shares previously withdrawn from the ESPP do require preclearance

                              -    purchases effected upon the exercise of
                                   rights issued by an issuer pro rata to all holders of a class of securities, to the extent such rights were acquired from such issuer

                              - sales of rights acquired from an issuer, as described above

                              - sales effected pursuant to a bona fide tender offer

                              -    transactions effected pursuant to an
                                   automatic investment plan (see Glossary)

Personal Securities Trading Practices-Insider Risk Employees

GIFTING OF SECURITIES         Insider Risk Employees desiring to make a bona
                              fide gift of securities or who receive a bona fide
                              gift, including an inheritance, of securities do
                              not need to preclear the transaction. However,
                              Insider Risk Employees must report such bona fide
                              gifts to the Preclearance Compliance Officer or
                              his/her designee. The report must be made within
                              10 calendar days of making or receiving the gift
                              and must disclose the following information: the
                              name of the person receiving (giving) the gift,
                              the date of the transaction, and the name of the
                              broker through which the transaction was effected.
                              A bona fide gift is one where the donor does not
                              receive anything of monetary value in return. An
                              Insider Risk Employee who purchases a security
                              with the intention of making a gift must preclear
                              the purchase transaction.

OWNERSHIP                     The preclearance, reporting and other provisions
                              of the Policy apply not only to securities held in
                              the employee's own name but also to all other
                              securities indirectly owned by the employee (see
                              Glossary for definition of indirect owner).
                              Generally you are the indirect owner of securities
                              if you have the opportunity, directly or
                              indirectly, to share in any profits from a
                              transaction in those securities. This could
                              include:

                              - securities held by members of your family who share the same household with you

                              - securities held by a trust in which you are a settler, trustee, or beneficiary

                              - securities held by a partnership in which you are a general partner

                              -    securities in which any contract,
                                   arrangement, understanding or relationship gives you direct or indirect economic interest

NON-MELLON EMPLOYEE           The provisions discussed above do not apply to
BENEFIT PLANS                 transactions in an employer's securities done
                              under a bona fide employee benefit plan of an
                              organization not affiliated with Mellon by an
                              employee of that organization who is a member of
                              your immediate family (see "Indirect Ownership -
                              Family Members" in the Glossary for the definition
                              of "immediate family"). This means if a Mellon
                              employee's family member is employed at a
                              non-Mellon company, the Mellon employee is not
                              required to obtain approval for transactions IN
                              THE EMPLOYER'S SECURITIES done by the family
                              member as part of the family member's employee
                              benefit plan.

                              In such situations, the family member's employer has primary responsibility for providing adequate supervision with respect to conflicts of interest and compliance with securities laws regarding trading in its own securities under its own employee benefit plans.

                              However, employee benefit plans which allow the employee to buy and sell securities other than those of their employer are subject to the Policy, including the preclearance and reporting provisions.

Personal Securities Trading Practices-Insider Risk Employees

INVESTMENT CLUBS AND          Certain organizations create a unique means of
PRIVATE INVESTMENT            investing:
COMPANIES
                              -    Investment Clubs - a membership organization
                                   where investors make joint decisions on which
                                   securities to buy or sell. The securities are
                                   generally held in the name of the investment
                                   club. Since each member of the investment
                                   club participates in the investment decision
                                   making process, each Insider Risk employee
                                   belonging to such a club must obtain approval
                                   from their Preclearance Compliance Officer
                                   before participating in any investment club
                                   and must thereafter preclear and report the
                                   securities transactions of the club.

                              - Private Investment Company - an investment company (see Glossary) whose shares are not deemed to be publicly held (sometimes called
                                   "hedge funds"). Insider Risk employees
                                   investing in such a private investment
                                   company are not required to preclear any of the securities transactions made by the private investment company.

                              However, Insider Risk employees' investments in Private Investment Companies are considered to be private placements and approval must be received prior to investing. Employees should refer to the Private Placement provision of the Policy on Page
                              16 for approval requirements.

RESTRICTED LIST               The Preclearance Compliance Officer will maintain
                              a list (the "Restricted List") of companies whose
                              securities are deemed appropriate for
                              implementation of trading restrictions for Insider
                              Risk Employees. The Restricted List will not be
                              distributed outside of the Preclearance Compliance
                              Office. From time to time, such trading
                              restrictions may be appropriate to protect Mellon
                              and its Insider Risk Employees from potential
                              violations, or the appearance of violations, of
                              securities laws. The inclusion of a company on the
                              Restricted List provides no indication of the
                              advisability of an investment in the company's
                              securities or the existence of material nonpublic
                              information on the company. Nevertheless, the
                              contents of the Restricted List will be treated as
                              confidential information to avoid unwarranted
                              inferences.

                              The Preclearance Compliance Officer will retain copies of the restricted lists for six years.

CONFIDENTIAL TREATMENT        The Manager of the Ethics Office and/or the
                              Preclearance Compliance Officer will use his or
                              her best efforts to assure that requests for
                              preclearance, personal securities transaction
                              reports and reports of securities holdings are
                              treated as "Personal and Confidential." However,
                              Mellon is required by law to review, retain and,
                              in certain circumstances, disclose such documents.
                              Therefore, such documents will be available for
                              inspection by appropriate regulatory agencies and
                              by other parties within and outside Mellon as are
                              necessary to evaluate compliance with or sanctions
                              under the Policy or other requirements applicable
                              to Mellon.

Personal Securities Trading Practices-Insider Risk Employees

RESTRICTIONS ON TRANSACTIONS IN MELLON SECURITIES

GENERAL RESTRICTIONS          Insider Risk employees who engage in transactions
                              involving Mellon securities should be aware of
                              their unique responsibilities with respect to such
                              transactions arising from the employment
                              relationship and should be sensitive to even the
                              appearance of impropriety.

                              The following restrictions apply to all
                              transactions in Mellon's publicly traded securities occurring in the employee's own account and in all other accounts over which the employee has indirect ownership. These restrictions are to be followed in addition to any restrictions that apply to particular senior officers or directors of Mellon, such as restrictions under Section 16 of the Securities Exchange Act of 1934.

                              -    Short Sales - Short sales of Mellon
                                   securities by employees are prohibited.

                              - Short-Term Trading - Employees are prohibited from purchasing and selling, or from selling and purchasing, Mellon securities within any 60-calendar day period.

                              -    Margin Transactions - Purchases on margin of
                                   Mellon's publicly traded securities by
                                   employees is prohibited. Margining Mellon securities in connection with a cashless exercise of an employee stock option through the Human Resource Department is exempt from this restriction. Further, Mellon securities may be used to collateralize loans for non-securities purposes or for the acquisition of securities other than those issued by Mellon.

                              - Option Transactions - Option transactions involving Mellon's publicly traded securities are prohibited. Transactions under Mellon's
                                   Long-Term Incentive Plan or other employee option plans are exempt from this restriction.

                              - Major Mellon Events - Employees who have knowledge of major Mellon events that have not yet been announced are prohibited from buying or selling Mellon's publicly traded securities before such public announcements, even if the employee believes the event does not constitute material nonpublic information.

MELLON 401(K) PLAN            Actions regarding your interest in Mellon Stock
                              under the Mellon 401(k) Plan are treated as
                              follows:

                              Elections regarding future contributions to Mellon
                              Stock are not deemed to be transactions in Mellon
                              Stock and therefore are not subject to
                              preclearance and reporting requirements or to the short-term trading prohibition.

                              Payroll deduction contributions to Mellon Stock are deemed to be done pursuant to an automatic investment plan. They are not subject to preclearance and reporting requirements or to the short-term trading prohibition.

                              Movements of balances into or out of Mellon Stock are not subject to preclearance but are deemed to be purchases or sales of Mellon Stock for purposes of the short-term trading prohibition. This means employees are prohibited from increasing their existing account balance allocation to Mellon
                              Stock and then decreasing it within 60 calendar days. Similarly, employees are prohibited from decreasing their existing account balance allocation to Mellon Stock and then increasing it within 60 calendar days. However, changes to existing account balance allocations in the 401(k) plan will not be compared to transactions in Mellon securities outside the 401(k) for purposes of the short-term trading prohibition. (Note: This does not apply to members of the Executive
                              Management Group, who should consult with the Legal Department.)

Personal Securities Trading Practices-Insider Risk Employees

MELLON EMPLOYEE STOCK         Receipt or Exercise of an employee stock option
OPTIONS                       from Mellon is exempt from the reporting and
                              preclearance requirements and does not constitute
                              a purchase or sale for the purpose of the 60
                              calendar day prohibition.

                              Sales - The sale of the Mellon securities that were received in the exercise of an employee stock option is treated like any other sale under the Policy (regardless of how little time has elapsed between the option exercise and the sale). Thus, such sales are subject to the preclearance and reporting requirements and are considered sales for purposes of the 60 calendar day prohibition.

MELLON EMPLOYEE STOCK         Enrollment and Changing Salary Withholding
PURCHASE PLAN (ESPP)          Percentages in the ESPP are exempt from
                              preclearance and reporting requirements and do not
                              constitute a purchase for purposes of the 60
                              calendar day prohibition.

                              Selling Shares Held in the ESPP - Insider Risk employees are not required to preclear or report sales of stock held in the ESPP, including shares acquired upon reinvestment of dividends. However, sale of stock held in the ESPP is considered a sale for purposes of the 60 calendar day prohibition and will be compared to transactions in Mellon securities outside of the ESPP.

                              Selling Shares Previously Withdrawn - The sale of the Mellon securities that were received as a withdrawal from the ESPP is treated like any other sale under the Policy, regardless of how little time has elapsed between the withdrawal and the sale. Thus, such sales are subject to the preclearance and reporting requirements and are considered sales for purposes of the 60 calendar day prohibition.

Personal Securities Trading Practices-Insider Risk Employees

RESTRICTIONS ON TRANSACTIONS IN OTHER SECURITIES

                              Purchases or sales by an employee of the securities of issuers with which Mellon does business, or other third-party issuers, could result in liability on the part of such employee.
                              Employees should be sensitive to even the appearance of impropriety in connection with their personal securities transactions. Employees should refer to "Ownership" on Page 11, which is applicable to the following restrictions.

                              The Mellon Code of Conduct contains certain restrictions on investments in parties that do business with Mellon. Employees should refer to the Code of Conduct and comply with such restrictions in addition to the restrictions and reporting requirements set forth below.

                              The following restrictions apply to all securities transactions by Insider Risk Employees:

                              -    Credit, Consulting or Advisory Relationship -
                                   Employees may not buy, hold or trade
                                   securities of a company if they are
                                   considering granting, renewing, modifying or denying any credit facility to that company, acting as a benefits consultant to that company, or acting as an adviser to that company with respect to the company's own securities without the prior permission of the Ethics Office. In addition, lending employees who have assigned responsibilities in a specific industry group are not permitted to trade securities in that industry. This prohibition does not apply to transactions in open-end mutual funds.

                              - Customer Transactions - Trading for customers and Mellon accounts should always take precedence over employees' transactions for their own or related accounts.

                              - Excessive Trading, Naked Options - Mellon discourages all employees from engaging in short-term or speculative trading, writing naked options, trading that could be deemed excessive or trading that could interfere with an employee's job responsibilities.

                              -    Front Running - Employees may not engage in
                                   "front running," that is, the purchase or sale of securities for their own or Mellon's accounts on the basis of their knowledge of Mellon's trading positions or plans or those of their customers.

                              -    Initial Public Offerings - Insider Risk
                                   Employees are prohibited from acquiring
                                   securities through an allocation by the
                                   underwriter of an Initial Public Offering
                                   (IPO) without the approval of the Manager of the Ethics Office. Approval can be given only when the allocation comes through an employee of the issuer who is a direct family relation of the Insider Risk Employee. Due to certain laws and regulations (for example, NASD rules in the US), this approval may not be available to employees of registered broker-dealers.

                              - Material Nonpublic Information - Employees possessing material nonpublic information regarding any issuer of securities must refrain from purchasing or selling securities of that issuer until the information becomes public or is no longer considered material.

Personal Securities Trading Practices-Insider Risk Employees

                              - Private Placements - Insider Risk Employees are prohibited from acquiring any security in a private placement unless they obtain the prior written approval of the Manager of the Ethics Office, the Preclearance Compliance
                                   Officer and the Mellon Senior Management
                                   Committee Member representing the employee's line of business or department. Employees should contact the Ethics Office to initiate approval. Approval must be given by all three persons for the acquisition to be considered approved.

                                   Private placements include certain
                                   co-operative investments in real estate, co-mingled investment vehicles such as hedge funds, and investments in family owned businesses. For purposes of the Policy, time-shares and cooperative investments in real estate used as a primary or secondary residence are not considered to be private placements.

                                   After receipt of the necessary approvals and the acquisition, Insider Risk employees are required to disclose that investment if they participate in any subsequent consideration of credit for the issuer, or of an investment in the issuer for an advised account. Final decision to acquire such securities for an advised account will be subject to independent review.

                              -    Short-Term Trading - All employees are
                                   discouraged from purchasing and selling, or from selling and purchasing, the same (or equivalent) securities within any 60 calendar day period.

                              - Mutual Funds - No employee should knowingly participate in or facilitate late trading, market timing or any other activity with respect to any fund in violation of applicable law or the provisions of the fund's disclosure documents.

                              -    Spread Betting - Employees may not engage in
                                   "spread betting" (essentially taking bets on securities pricing to reflect market movements) or similar activities as a mechanism for avoiding the restrictions on personal securities trading arising under the provisions of the Policy. Such transactions themselves constitute transactions in securities for the purposes of the Policy and are subject to all of the provisions applicable to other non-exempted transactions.

Personal Securities Trading Practices-Insider Risk Employees

PROHIBITION ON INVESTMENTS    You are prohibited from acquiring any security
IN SECURITIES OF FINANCIAL    issued by a financial services organization if you
SERVICES ORGANIZATIONS        are:

                              -    a member of the Mellon Senior Management
                                   Committee

                              -    employed in any of the following departments:

                                   -    Corporate Strategy & Development

                                   -    Legal (Mellon headquarters only)

                                   -    Finance (Mellon headquarters only)

                              - an employee specifically designated by the Manager of the Ethics Office and informed that this prohibition is applicable to you

                              Financial Services Organizations - The phrase
                              "security issued by a financial services
                              organization" includes any security issued by:

                              -    Commercial Banks other than Mellon

                              -    Financial Holding Companies (or Bank Holding
                                   Companies) other than Mellon

                              -    Insurance Companies

                              -    Investment Advisers

                              -    Shareholder Servicing Companies

                              -    Thrifts

                              -    Savings and Loan Associations

                              -    Broker-Dealers

                              -    Transfer Agents

                              -    Other Depository Institutions

                              The phrase "securities issued by a financial services organization" DOES NOT INCLUDE Exempt
                              Securities (see Glossary). Further, for purposes of determining whether a company is a financial services organization, subsidiaries and parent companies are treated as separate issuers.

                              Effective Date - Securities of financial services organizations properly acquired before the employee is subject to this prohibition may be maintained or disposed of at the owner's discretion consistent with the Policy.

                              Any acquisition of financial service organization securities that is exempt from preclearance pursuant to the express provision of the Policy is also exempt from this prohibition. This includes
                              (assuming full compliance with the applicable preclearance exemption):

                              -    Exempt Securities (see Glossary)

                              -    acquisition in a non-discretionary account

                              -    involuntary acquisitions

                              -    securities received as gifts

                              -    transactions effected pursuant to an
                                   automatic investment plan (see Glossary)

                              - acquisitions through a non-Mellon employee benefit plan

                              Within 30 calendar days of becoming subject to this prohibition, all holdings of securities of financial services organizations must be disclosed in writing to the Manager of the Ethics Office.

Personal Securities Trading Practices-Insider Risk Employees

PROTECTING CONFIDENTIAL INFORMATION

                              As an employee you may receive information about
                              Mellon, its customers and other parties that, for various reasons, should be treated as confidential. All employees are expected to strictly comply with measures necessary to preserve the confidentiality of information.
                              Employees should refer to the Mellon Code of Conduct.

INSIDER TRADING AND TIPPING   Securities laws generally prohibit the trading of
LEGAL PROHIBITIONS            securities while in possession of "material
                              nonpublic" information regarding the issuer of
                              those securities (insider trading). Any person who
                              passes along material nonpublic information upon
                              which a trade is based (tipping) may also be
                              liable.

                              Information is "material" if there is a
                              substantial likelihood that a reasonable investor would consider it important in deciding whether to buy, sell or hold securities. Obviously, information that would affect the market price of a security (price sensitive information) would be material. Examples of information that might be material include:

                              -    a proposal or agreement for a merger,
                                   acquisition or divestiture, or for the sale or purchase of substantial assets

                              - tender offers, which are often material for the party making the tender offer as well as for the issuer of the securities for which the tender offer is made

                              -    dividend declarations or changes

                              -    extraordinary borrowings or liquidity
                                   problems

                              -    defaults under agreements or actions by
                                   creditors, customers or suppliers relating to a company's credit standing

                              - earnings and other financial information, such as significant restatements, large or unusual write-offs, write-downs, profits or losses

                              - pending discoveries or developments, such as new products, sources of materials, patents, processes, inventions or discoveries of mineral deposits

                              -    a proposal or agreement concerning a
                                   financial restructuring

                              - a proposal to issue or redeem securities, or a development with respect to a pending issuance or redemption of securities

                              - a significant expansion or contraction of operations

                              -    information about major contracts or
                                   increases or decreases in orders

                              - the institution of, or a development in, litigation or a regulatory proceeding

                              - developments regarding a company's senior management

                              - information about a company received from a director of that company

                              - information regarding a company's possible noncompliance with environmental protection laws

                              - with respect to mutual funds, a change in a fund's investment objective, investment adviser, sub adviser, or portfolio manager
                                   (unless the portfolio manager is for a money market fund, an index fund or a model-driven fund)

                              This list is not exhaustive. All relevant circumstances must be considered when determining whether an item of information is material.

Personal Securities Trading Practices-Insider Risk Employees

INSIDER TRADING AND           "Nonpublic" - Information about an issuer is
TIPPING LEGAL PROHIBITIONS    nonpublic if it is not generally available to the
(CONTINUED)                   investing public. Information received under
                              circumstances indicating that it is not yet in
                              general circulation and which may be attributable,
                              directly or indirectly, to the issuer or its
                              insiders is likely to be deemed nonpublic
                              information.

                              If you obtain material nonpublic information, you may not trade related securities until you can refer to some public source to show that the information is generally available (that is, available from sources other than inside sources) and that enough time has passed to allow wide dissemination of the information. While information appearing in widely accessible sources--such as in newspapers or on the internet-- becomes public very soon after publication, information appearing in less accessible sources--such as regulatory filings, may take up to several days to be deemed public.
                              Similarly, highly complex information might take longer to become public than would information that is easily understood by the average investor.

MELLON'S POLICY               Employees who possess material nonpublic
                              information about an issuer of securities--whether
                              that issuer is Mellon, another Mellon entity, a
                              Mellon customer or supplier, a fund (whether or
                              not it is a Proprietary Fund) or other issuer--may
                              not trade in that issuer's securities, either for
                              their own accounts or for any account over which
                              they exercise investment discretion. In addition,
                              employees may not recommend trading in those
                              securities and may not pass the information along
                              to others, except to employees who need to know
                              the information in order to perform their job
                              responsibilities with Mellon. These prohibitions
                              remain in effect until the information has become
                              public.

                              Employees who have investment responsibilities should take appropriate steps to avoid receiving material nonpublic information. Receiving such information could create severe limitations on their ability to carry out their responsibilities to Mellon's fiduciary customers.

                              Employees managing the work of consultants and temporary employees who have access to the types of confidential information described in the Policy are responsible for ensuring that consultants and temporary employees are aware of Mellon's policy and the consequences of noncompliance.

                              Questions regarding Mellon's policy on material nonpublic information, or specific information that might be subject to it, should be referred to the General Counsel.

RESTRICTIONS ON THE FLOW OF   As a diversified financial services organization,
INFORMATION WITHIN MELLON     Mellon faces unique challenges in complying with
("SECURITIES FIRE WALLS")     the prohibitions on insider trading and tipping of
                              material nonpublic information, and misuse of
                              confidential information. This is because one
                              Mellon unit might have material nonpublic
                              information about an issuer while other Mellon
                              units may have a desire, or even a fiduciary duty,
                              to buy or sell that issuer's securities or
                              recommend such purchases or sales to customers. To
                              engage in such broad- ranging financial services
                              activities without violating laws or breaching
                              Mellon's fiduciary duties, Mellon has established
                              a "Securities Fire Wall" policy applicable to all
                              employees. The "Securities Fire Wall" separates
                              the Mellon units or individuals that are likely to
                              receive material nonpublic information (potential
                              Insider Risk functions) from the Mellon units or
                              individuals that either trade in securities, for
                              Mellon's account or for the accounts of others, or
                              provide investment advice (Investment functions).
                              Employees should refer to CPP 903-2(C) Securities
                              Fire Walls.

Personal Securities Trading Practices

SECTION TWO - APPLICABLE TO INVESTMENT EMPLOYEES

Table of Contents

                                                                          Page #
                                                                          ------
QUICK REFERENCE - INVESTMENT EMPLOYEES ................................       21

STANDARDS OF CONDUCT FOR INVESTMENT EMPLOYEES .........................    22-29
   - Conflict of Interest .............................................       22
   - Material Nonpublic Information ...................................       22
   - Fiduciary Duties .................................................       22
   - Legal Compliance .................................................       22
   - Personal Securities Transaction Reports ..........................       23
   - Statement of Securities Accounts and Holdings ....................       24
   - Exemption from Requirement to File Statement of Securities
     Accounts and Holdings ............................................       24
   - Preclearance for Personal Securities Transactions ................    24-25
   - Special Standards for Preclearance Of De Minimis Transactions ....       26
   - Exemptions from Requirement to Preclear ..........................       27
   - Gifting of Securities ............................................       27
   - Ownership ........................................................       28
   - Non-Mellon Employee Benefit Plans ................................       28
   - Investment Clubs and Private Investment Companies ................       29
   - Restricted List ..................................................       29
   - Confidential Treatment ...........................................       29

RESTRICTIONS ON TRANSACTIONS IN MELLON SECURITIES .....................    30-31
   - General Restrictions .............................................       30
   - Mellon 401(k) Plan ...............................................       31
   - Mellon Employee Stock Options ....................................       31
   - Mellon Employee Stock Purchase Plan (ESPP) .......................       31

RESTRICTIONS ON TRANSACTIONS IN FUND SHARES ...........................    32-34
   - All Funds ........................................................       32
   - Proprietary Funds ................................................    32-33
   - Mellon 401(k) Plan (Non Self-Directed Accounts) ..................       34
   - Mellon 401(k) Plan (Self-Directed Accounts) ......................       34
   - Indirect Ownership of Proprietary Funds ..........................       34

RESTRICTIONS ON TRANSACTIONS IN OTHER SECURITIES ......................    35-37
   - Customer Transactions ............................................       35
   - Excessive Trading, Naked Options .................................       35
   - Front Running ....................................................       35
   - Initial Public Offerings .........................................       35
   - Material Nonpublic Information ...................................       35
   - Private Placements ...............................................       35
   - Scalping .........................................................       36
   - Short-Term Trading ...............................................       36
   - Spread Betting ...................................................       36
   - Prohibition on Investments in Securities of Financial Services
     Organizations ....................................................       37

PROTECTING CONFIDENTIAL INFORMATION ...................................    38-39
   - Insider Trading and Tipping Legal Prohibitions ...................    38-39
   - Mellon's Policy ..................................................       39
   - Restrictions on the Flow of Information Within Mellon ("Securities
     Fire Walls") .....................................................       39

SPECIAL PROCEDURES FOR ACCESS DECISION MAKERS .........................       39

GLOSSARY DEFINITIONS ..................................................    52-56

EXHIBIT A - SAMPLE LETTER TO BROKER ...................................       57

Quick Reference-Investment Employees

SOME THINGS YOU MUST DO

Statement of Accounts and Holdings - Provide to the Preclearance Compliance Officer or his/her designee a statement of all securities and Proprietary Fund accounts and holdings within 10 calendar days of becoming an Investment Employee and again annually on request.

Duplicate Statements & Confirmations - Instruct your broker, trust account manager or other entity through which you have a securities or Proprietary Fund trading account to send directly to the Preclearance Compliance Officer or his/her designee:

-    trade confirmations summarizing each transaction

-    periodic statements

Exhibit A can be used to notify such entities. Contact the Preclearance Compliance Officer for the correct address. This applies to all accounts in which you have direct or indirect ownership (see Glossary).

Quarterly Transaction Statements - Provide to the Preclearance Compliance Officer or his/her designee within 10 calendar days after the end of each quarter a statement of securities or Proprietary Fund transactions not covered by filed confirmations from brokers or other entities.

Preclearance - Before initiating a transaction in securities or Proprietary Funds, written preclearance must be obtained from the Preclearance Compliance Officer. Contact the Preclearance Compliance Officer for applicable approval procedures.

If preclearance approval is received, the trade must be communicated to the broker or other entity on the same day and executed before the end of the next business day, at which time the preclearance approval will expire.

Proprietary Funds - Trading a Proprietary Fund within 60 calendar days of a previous trade in the opposite direction is prohibited without prior approval of the Preclearance Compliance Officer.

Private Placements - Acquisition of securities in a Private Placement must be precleared by the Mellon Senior Management Committee Member who represents the employee's line of business or department, the Manager of the Ethics Office and the Preclearance Compliance Officer. To initiate approval, contact the Ethics Office.

IPOs - Acquisition of securities through an allocation by the underwriter of an Initial Public Offering (IPO) is prohibited without the approval of the Manager of the Ethics Office. Approval can be given only when the allocation is the result of a direct family relationship.

This page is for reference purposes only. Employees are reminded they must read the Policy and comply with its provisions

OTHER RESTRICTIONS ARE DETAILED IN SECTION TWO. READ THE POLICY!

SOME THINGS YOU MUST NOT DO

Mellon Securities - The following transactions in Mellon securities are prohibited for all Mellon employees:

-    short sales

-    purchasing and selling or selling and purchasing within 60 calendar days

-    margin purchases or options other than employee options

Non-Mellon Securities

- purchasing and selling or selling and purchasing the same or equivalent security within 60 calendar days is discouraged, and any profits must be disgorged

- new investments in financial services organizations are prohibited for certain employees - see Page 37

EXEMPTIONS

Preclearance is NOT required for:

-    transactions in Exempt Securities (see Glossary)

- transactions in non-financial commodities (such as agricultural futures, metals, oil, gas, etc.), currency futures, financial futures

-    transactions in index securities (this does not include Proprietary Funds)

- transactions in approved accounts over which the employee has no direct or indirect influence or control over the investment decision making process

- involuntary transactions on the part of an employee (such as stock dividends or sales of fractional shares)

- enrollment, changes in salary withholding percentages and sales of shares held in Mellon's Employee Stock Purchase Plan (ESPP); sales of shares previously withdrawn from the ESPP do require preclearance

- receipt and exercise of an employee stock option administered through Human Resources

-    transactions done pursuant to an automatic investment plan (see Glossary)

- sales pursuant to bona fide tender offers and sales or exercises of "rights" (see Page 27)

QUESTIONS?

Contact Mellon's Ethics Office at:

-    Securities Trading Policy Help Line: 412-234-1661

-    Mellon's Ethics Help Line

     -    Toll Free Telephone

          -    Asia (except Japan): 001-800-710-63562

          -    Australia: 0011-800-710-63562

          -    Brazil: 0800-891-3813

          -    Europe: 00-800-710-63562

          - Japan: access code + 800-710-63562 (access codes: 0061010, 001010, 0041010 or 0033010)

          -    US and Canada: 1-888-MELLON2 (1-888-635-5662)

          -    All other locations: call collect 412-236-7519

     -    Email: ethics@mellon.com

     -    Postal Mail: P.O. Box 535026, Pittsburgh, PA 15253-5026 USA

Personal Securities Trading Practices-Investment Employees

STANDARDS OF CONDUCT FOR INVESTMENT EMPLOYEES

                              Because of their unique responsibilities,
                              Investment Employees are subject to preclearance and personal securities reporting requirements, as discussed below.

                              Every Investment Employee must follow these procedures or risk serious sanctions, including dismissal. If you have any questions about these procedures, you should consult the Ethics Office or the Preclearance Compliance Officer.
                              Interpretive issues that arise under these procedures shall be decided by, and are subject to the discretion of, the Manager of the Ethics
                              Office.

CONFLICT OF INTEREST          No employee may engage in or recommend any
                              securities transaction that places, or appears to
                              place, his or her own interests above those of any
                              customer to whom financial services are rendered,
                              including mutual funds and managed accounts, or
                              above the interests of Mellon.

MATERIAL NONPUBLIC            No employee may divulge the current portfolio
INFORMATION                   positions, or current or anticipated portfolio
                              transactions, programs or studies, of Mellon or
                              any Mellon customer to anyone unless it is
                              properly within his or her job responsibilities to
                              do so.

                              No employee may engage in or recommend a securities transaction, for his or her own benefit or for the benefit of others, including Mellon or its customers, while in possession of material nonpublic information regarding such securities or the issuer of such securities. No employee may communicate material nonpublic information to others unless it is properly within his or her job responsibilities to do so.

FIDUCIARY DUTIES              Mellon and its employees owe fiduciary duties to
                              certain clients. Every Investment Employee must be
                              mindful of these fiduciary duties, must use his or
                              her best efforts to fulfill them and must promptly
                              report to their Preclearance Compliance Officer
                              any failure by any Mellon employee to fulfill
                              them.

LEGAL COMPLIANCE              In carrying out their job responsibilities,
                              Investment Employees must, at a minimum, comply
                              with all applicable legal requirements, including
                              applicable securities laws.

Personal Securities Trading Practices-Investment Employees

PERSONAL SECURITIES           Statements & Confirmations - All Investment
TRANSACTION REPORTS           Employees are required to instruct their broker,
                              trust account manager or other entity through
                              which they have a securities or Proprietary Fund
                              account to submit directly to the Preclearance
                              Compliance Officer or his/her designee, copies of
                              all trade confirmations and statements relating to
                              each account of which they are an owner (direct or
                              indirect) regardless of what, if any, securities
                              are maintained in such accounts. Thus, even if the
                              account contains only non- proprietary funds or
                              other Exempt Securities as that term is defined by
                              the Policy, but the account has the capability to
                              have reportable securities traded in it, the
                              Investment Employee must arrange for duplicate
                              account statements and trade confirmations to be
                              sent to the Preclearance Compliance Officer or
                              his/her designee. Exhibit A is an example of an
                              instruction letter to such entities. Duplicate
                              confirmations and statements need not be submitted
                              for non-discretionary accounts (see Glossary).

                              Other securities transactions which were not completed through an account, such as gifts, inheritances, spin-offs from securities held in outside accounts, transactions through employee benefit plans or transactions through variable annuities, must be reported to the Preclearance
                              Compliance Officer or his/her designee within 10 calendar days after the end of the calendar quarter in which the transaction occurs.

                              These quarterly statements need not be filed for:

                              -    any transaction effected in a
                                   non-discretionary account (see Glossary),

                              -    any transaction in Exempt Securities (see
                                   Glossary),

                              -    any transaction effected pursuant to an
                                   automatic investment plan (see Glossary), or

                              - any transaction to the extent information on the transaction is already included in a brokerage confirmation or statement previously delivered to the Preclearance
                                   Compliance Officer or his/her designee in compliance with the above requirements.

                              See Proprietary Funds - For more information regarding the reporting requirements for
                              Proprietary Funds, see section titled
                              "Restrictions on Transactions in Fund Shares".

Personal Securities Trading Practices-Investment Employees

STATEMENT OF SECURITIES       Within 10 calendar days of becoming an Investment
ACCOUNTS AND HOLDINGS         Employee and on a quarterly basis thereafter, all
                              Investment Employees must submit to the
                              Preclearance Compliance Officer or his/her
                              designee:

                              - a listing of all accounts that may trade reportable securities in which the employee is a direct or indirect owner regardless of what, if any, securities are maintained in such accounts. Thus, for example, even if the account contains only non- proprietary funds or other Exempt securities (see Glossary) but has the capability of holding reportable securities, the account must be disclosed

                              - a listing of all securities held in the above accounts

                              - a listing of all securities held outside of securities accounts in which the employee presently has any direct or indirect ownership other than Exempt securities (see
                                   Glossary).

                              The information contained in the initial holding report must be current as of a date no more than 45 calendar days prior to becoming an Investment
                              Employee.

                              The quarterly statement must be completed upon the request of the Ethics Office, and the information submitted must be current within 45 calendar days of the date the statement is submitted. The quarterly statement contains an acknowledgment that the Investment Employee has read and complied with the Policy.

                              Your Preclearance Compliance Officer may periodically ask for holding reports in addition to the initial and quarterly reports.

                              See "Restrictions on Transactions in Fund Shares" for more information regarding the reporting requirements for Proprietary Funds.

EXEMPTION FROM                Statements of accounts (initial or quarterly) need
REQUIREMENT TO FILE           not include non-discretionary accounts, and
STATEMENT OF SECURITIES       statements of holdings (initial or quarterly) need
ACCOUNTS AND HOLDINGS         not include securities held in non-discretionary
                              accounts (see Glossary).

PRECLEARANCE FOR              All Investment Employees must notify the
PERSONAL SECURITIES           Preclearance Compliance Officer in writing and
TRANSACTIONS                  receive preclearance before they engage in any
                              purchase or sale of a security for their own
                              accounts or in accounts in which they are an
                              indirect owner. Investment Employees should refer
                              to the provisions under " Ownership" on Page 28,
                              which are applicable to these provisions.

                              See "Restrictions on Transactions in Fund Shares" for more information regarding the preclearance requirements for Proprietary Funds.

                              All requests for preclearance for a securities transaction shall be submitted by completing a Preclearance Request Form. The Preclearance
                              Compliance Officer or his/her designee will notify the Investment Employee whether the request is approved or denied, without disclosing the reason for such approval or denial.

                              Notifications may be given in writing or orally by the Preclearance Compliance Officer to the Investment Employee. A record of such notification will be maintained by the Preclearance Compliance
                              Officer. However, it shall be the responsibility of the Investment Employee to obtain a written record of the Preclearance Compliance Officer's notification within 24 hours of such notification.
                              The Investment Employee should retain a copy of this written record for at least two years.

Personal Securities Trading Practices-Investment Employees

PRECLEARANCE FOR PERSONAL     As there could be many reasons for preclearance
SECURITIES TRANSACTIONS       being granted or denied, Investment Employees
(CONTINUED)                   should not infer from the preclearance response
                              anything regarding the security for which
                              preclearance was requested.

                              Although making a preclearance request does not obligate an Investment Employee to do the transaction, it should be noted that:

                              - preclearance requests should not be made for a transaction that the Investment Employee does not intend to make

                              - the order for a transaction must be placed with the broker or other entity on the same day that preclearance authorization is received. The broker or other entity must execute the trade by the close of business on the next business day, at which time the preclearance authorization will expire

                              - Investment Employees should not discuss with anyone else, inside or outside Mellon, the response they received to a preclearance request. If the Investment Employee is preclearing as an indirect owner of another's account, the response may be disclosed to the other owner

                              -    standard orders to trade at certain prices
                                   (sometimes called "limit", "stop-loss",
                                   "good-until-cancelled", or "standing
                                   buy/sell" orders) must be precleared, and security transactions receiving preclearance authorization must be executed before the preclearance expires. At the end of the preclearance authorization period, any unexecuted order must be canceled or a new preclearance authorization must be obtained

Personal Securities Trading Practices-Investment Employees

SPECIAL STANDARDS FOR         Investment Employees will generally not be given
PRECLEARANCE OF DE            clearance to execute a transaction in any security
MINIMIS TRANSACTIONS          that is on the restricted list maintained by the
                              Preclearance Compliance Officer, or for which
                              there is a pending buy or sell order for an
                              affiliated account (other than an index fund). The
                              Preclearance Compliance Officer may approve
                              certain de minimus transactions even when the firm
                              is trading such securities. However, de minimus
                              transactions require preclearance approval. The
                              following transaction limits are available for
                              this exception:

                              In the US,

                              -    purchase or sale of up to $50,000 of
                                   securities of:

                                   -    the top 200 issuers on the Russell list
                                        of largest publicly traded companies

                                   -    other companies with a market
                                        capitalization of $20 billion or higher

                              - purchase or sale of up to the greater of 100 shares or $10,000 of securities:

                                   - ranked 201 to 500 on the Russell list of largest publicly traded companies

                                   -    other companies with a market
                                        capitalization of $5 billion or higher

                              In the UK,

                              -    purchase or sale of up to L30,000 of
                                   securities of:

                                   -    top 100 companies on the FTSE All Share
                                        Index

                              - other companies with a market capitalization of L10 billion or higher

                              - purchase or sale of up to the greater of 100 shares or L6 thousand of securities of:

                                   -    companies ranked 101 to 250 on the FTSE
                                        All Share Index

                              - other companies with a market capitalization of L3 billion or higher

                              In Japan,

                              -    purchase or sale of up to Y5 million of
                                   securities of:

                                   -    the top 100 companies on the TOPIX

                                   -    other companies with a market
                                        capitalization of Y2 trillion or higher

                              -    purchase or sale of up to Y1 million of
                                   securities:

                                   -    companies ranked 100 to 250 on the TOPIX

                                   -    other companies with a market
                                        capitalization of Y500 billion or higher

                              The following restrictions or conditions are imposed upon the above described transactions:

                              -    employees must cooperate with the
                                   Preclearance Compliance Officer's request to document market capitalization amounts

                              - approval is limited to two such trades in the securities of any one issuer in any calendar month

                              - short-term profit disgorgement is NOT waived for such transactions

                              - preclearance is required prior to executing the transaction

Personal Securities Trading Practices-Investment Employees

EXEMPTIONS FROM REQUIREMENT   Preclearance under this section by Investment
TO PRECLEAR                   Employees is not required for the following
                              transactions:

                              -    purchases or sales of Exempt Securities (see
                                   Glossary)

                              -    purchase or sales of non-financial
                                   commodities (such as agricultural futures, metals, oil, gas, etc.), currency futures, financial futures

                              -    purchases or sales of index securities
                                   (sometimes referred to as exchange traded funds), unless they are Proprietary Funds

                              - purchases or sales effected in accounts in which an employee has no direct or indirect influence or control over the investment decision making process ("non- discretionary accounts"). Non-discretionary accounts may only be exempted from preclearance procedures, when the Manager of the Ethics
                                   Office, after a thorough review, is satisfied that the account is truly non-discretionary to the employee (that is, the employee has given total investment discretion to an investment manager and retains no ability to influence specific trades). Standard broker accounts generally are not deemed to be non-discretionary to the employee, even if the broker is given some discretion to make investment decisions

                              - transactions that are involuntary on the part of an employee, such as stock dividends or sales of fractional shares; however, sales initiated by brokers to satisfy margin calls are not considered involuntary and must be precleared

                              - the sale of Mellon stock received upon the exercise of an employee stock option if the sale is part of a "netting of shares" or "cashless exercise" administered through the
                                   Human Resources Department

                              - enrollment, changes in salary withholding percentages and sales of shares held in the Mellon Employee Stock Purchase Plan (ESPP);
                                   sales of shares previously withdrawn from the ESPP do require preclearance

                              -    purchases effected upon the exercise of
                                   rights issued by an issuer pro rata to all holders of a class of securities, to the extent such rights were acquired from such issuer

                              - sales of rights acquired from an issuer, as described above

                              - sales effected pursuant to a bona fide tender offer

                              -    transactions effected pursuant to an
                                   automatic investment plan (see Glossary)

GIFTING OF SECURITIES         Investment Employees desiring to make a bona fide
                              gift of securities or who receive a bona fide gift
                              of securities, including an inheritance, do not
                              need to preclear the transaction. However,
                              Investment Employees must report such bona fide
                              gifts to the Preclearance Compliance Officer or
                              his/her designee. The report must be made within
                              10 calendar days of making or receiving the gift
                              and must disclose the following information: the
                              name of the person receiving (giving) the gift,
                              the date of the transaction, and the name of the
                              broker through which the transaction was effected.
                              A bona fide gift is one where the donor does not
                              receive anything of monetary value in return. An
                              Investment Employee who purchases a security with
                              the intention of making a gift must preclear the
                              purchase transaction.

Personal Securities Trading Practices-Investment Employees

OWNERSHIP                     The preclearance, reporting and other provisions
                              of the Policy apply not only to securities held in
                              the employee's own name but also to all other
                              securities indirectly owned by the employee (see
                              Glossary for the definition of indirect owner).
                              Generally you are the indirect owner of securities
                              if you have the opportunity, directly or
                              indirectly, to share in any profits from a
                              transaction in those securities. This could
                              include:

                              - securities held by members of your family who share the same household with you

                              - securities held by a trust in which you are a settler, trustee, or beneficiary

                              - securities held by a partnership in which you are a general partner

                              -    securities in which any contract,
                                   arrangement, understanding or relationship gives you direct or indirect economic interest

NON-MELLON EMPLOYEE           The provisions discussed above do not apply to
BENEFIT PLANS                 transactions in an employer's securities done
                              under a bona fide employee benefit plan of an
                              organization not affiliated with Mellon by an
                              employee of that organization who is a member of
                              your immediate family (see "Indirect Ownership -
                              Family Members" in the Glossary for the definition
                              of "immediate family"). This means if a Mellon
                              employee's family member is employed at a
                              non-Mellon company, the Mellon employee is not
                              required to obtain approval for transactions IN
                              THE EMPLOYER'S SECURITIES done by the family
                              member as part of the family member's employee
                              benefit plan.

                              In such situations, the family member's employer has primary responsibility for providing adequate supervision with respect to conflicts of interest and compliance with securities laws regarding trading in its own securities under its own employee benefit plans.

                              However, employee benefit plans that allow the employee to buy or sell securities other than those of their employer are subject to the Policy, including the preclearance and reporting provisions. Employee benefit plans that include
                              Proprietary Funds as investment options are subject to the requirements in "Restrictions on Transactions in Fund Shares".

Personal Securities Trading Practices-Investment Employees

INVESTMENT CLUBS AND          Certain organizations create a unique means of
PRIVATE INVESTMENT            investing:
COMPANIES
                              -    Investment Clubs - a membership organization
                                   where investors make joint decisions on which
                                   securities to buy or sell. The securities are
                                   generally held in the name of the investment
                                   club. Since each member of the investment
                                   club participates in the investment decision
                                   making process, each Investment Employee must
                                   obtain approval from their Preclearance
                                   Compliance Officer before participating in
                                   any investment club and must thereafter
                                   preclear and report securities transactions
                                   of the club.

                              - Private Investment Company - an investment company (see Glossary) whose shares are not deemed to be publicly held (sometimes called
                                   "hedge funds"). Investment Employees
                                   investing in such a private investment
                                   company are not required to preclear any of the securities transactions made by the private investment company.

                              However, Investment Employees' investments in
                              Private Investment Companies are considered to be private placements and approval must be received prior to investing. Employees should refer to the Private Placement provision of the Policy on Page
                              35 for approval requirements.

RESTRICTED LIST               The Preclearance Compliance Officer will maintain
                              a list (the "Restricted List") of companies whose
                              securities are deemed appropriate for
                              implementation of trading restrictions for
                              Investment Employees in his/her area. From time to
                              time, such trading restrictions may be appropriate
                              to protect Mellon and its Investment Employees
                              from potential violations, or the appearance of
                              violations, of securities laws. The inclusion of a
                              company on the Restricted List provides no
                              indication of the advisability of an investment in
                              the company's securities or the existence of
                              material nonpublic information on the company.
                              Nevertheless, the contents of the Restricted List
                              will be treated as confidential information to
                              avoid unwarranted inferences.

                              The Preclearance Compliance Officer will retain copies of the restricted lists for six years.

CONFIDENTIAL TREATMENT        The Manager of the Ethics Office and/or
                              Preclearance Compliance Officer will use his or
                              her best efforts to assure that requests for
                              preclearance, personal securities transaction
                              reports and reports of securities holdings are
                              treated as "Personal and Confidential." However,
                              Mellon is required by law to review, retain and,
                              in certain circumstances, disclose such documents.
                              Therefore, such documents will be available for
                              inspection by appropriate regulatory agencies and
                              by other parties within and outside Mellon as are
                              necessary to evaluate compliance with or sanctions
                              under the Policy or other requirements applicable
                              to Mellon. Documents received from Investment
                              Employees are also available for inspection by the
                              boards of directors, trustees or managing general
                              partners of any Mellon entity regulated by
                              investment company laws.

Personal Securities Trading Practices-Investment Employees

RESTRICTIONS ON TRANSACTIONS IN MELLON SECURITIES

GENERAL RESTRICTIONS          Investment Employees who engage in transactions
                              involving Mellon securities should be aware of
                              their unique responsibilities with respect to such
                              transactions arising from the employment
                              relationship and should be sensitive to even the
                              appearance of impropriety.

                              The following restrictions apply to all
                              transactions in Mellon's publicly traded securities occurring in the employee's own account and in all other accounts over which the employee has indirect ownership. These restrictions are to be followed in addition to any restrictions that apply to particular senior officers or directors of Mellon such as restrictions under Section 16 of the Securities Exchange Act of 1934.

                              -    Short Sales - Short sales of Mellon
                                   securities by employees are prohibited.

                              - Short-Term Trading - Investment Employees are prohibited from purchasing and selling, or from selling and purchasing Mellon securities within any 60 calendar day period. In addition to any other sanction, any profits realized on such short- term trades must be disgorged in accordance with procedures established by senior management.

                              -    Margin Transactions - Purchases on margin of
                                   Mellon's publicly traded securities by
                                   employees is prohibited. Margining Mellon securities in connection with a cashless exercise of an employee stock option through the Human Resource Department is exempt from this restriction. Further, Mellon securities may be used to collateralize loans for non-securities purposes or for the acquisition of securities other than those issued by Mellon.

                              - Option Transactions - Option transactions involving Mellon's publicly traded securities are prohibited. Transactions under Mellon's
                                   Long-Term Incentive Plan or other employee option plans are exempt from this restriction.

                              - Major Mellon Events - Employees who have knowledge of major Mellon events that have not yet been announced are prohibited from buying or selling Mellon's publicly traded securities before such public announcements, even if the employee believes the event does not constitute material nonpublic information.

Personal Securities Trading Practices-Investment Employees

MELLON 401(K) PLAN            Actions regarding your interest in Mellon Stock
                              under the Mellon 401(k) Plan are treated as
                              follows:

                              Elections regarding future contributions to Mellon
                              Stock are not deemed to be transactions in Mellon
                              Stock and therefore are not subject to
                              preclearance and reporting requirements or to the short-term trading prohibition.

                              Payroll deduction contributions to Mellon Stock are deemed to be done pursuant to an automatic investment plan. They are not subject to preclearance and reporting requirements or to the short-term trading prohibition.

                              Movements of balances into or out of Mellon Stock are not subject to preclearance but are deemed to be purchases or sales of Mellon Stock for purposes of the short-term trading prohibition. This means employees are prohibited from increasing their existing account balance allocation to Mellon
                              Stock and then decreasing it within 60 calendar days. Similarly, employees are prohibited from decreasing their existing account balance allocation to Mellon Stock and then increasing it within 60 calendar days. However:

                              - any profits realized on short-term changes in Mellon Stock in the 401(k) will not have to be disgorged; and

                              -    changes to existing account balance
                                   allocations in the 401(k) plan will not be compared to transactions in Mellon securities outside the 401(k) for purposes of the short-term trading prohibition. (Note: This does not apply to members of the Executive
                                   Management Group, who should consult with the Legal Department.)

                              For the treatment of actions regarding Proprietary
                              Funds under the Mellon 401(k) Plan, see
                              "Restrictions on Transactions in Fund Shares -
                              Mellon 401(k) Plan".

MELLON EMPLOYEE STOCK         Receipt or Exercise of an employee stock option
OPTIONS                       from Mellon is exempt from the reporting and
                              preclearance requirements and does not constitute
                              a purchase or sale for the purpose of the 60
                              calendar day prohibition.

                              Sales - The sale of the Mellon securities that were received in the exercise of an employee stock option is treated like any other sale under the Policy, regardless of how little time has elapsed between the option exercise and the sale. Thus, such sales are subject to the preclearance and reporting requirements and are considered sales for purposes of the 60 calendar day prohibition.

MELLON EMPLOYEE STOCK         Enrollment and Changing Salary Withholding
PURCHASE PLAN (ESPP)          Percentages in the ESPP are exempt from
                              preclearance and reporting requirements and do not
                              constitute a purchase for purposes of the 60
                              calendar day prohibition.

                              Selling Shares Held in the ESPP - Investment employees are not required to preclear or report sales of stock held in the ESPP, including shares acquired upon reinvestment of dividends. However, sale of stock held in the ESPP is considered a sale for purposes of the 60 calendar day prohibition and will be compared to transactions in Mellon securities outside of the ESPP.

                              Selling Shares Previously Withdrawn - The sale of the Mellon securities that were received as a withdrawal from the ESPP is treated like any other sale under the Policy, regardless of how little time has elapsed between the withdrawal and the sale. Thus, such sales are subject to the preclearance and reporting requirements and are considered sales for purposes of the 60 calendar day prohibition.

Personal Securities Trading Practices-Investment Employees

RESTRICTIONS ON TRANSACTIONS IN FUND SHARES

                              Mellon's role as an adviser and servicer to investment funds imposes upon it special duties to preserve the integrity and credibility of the fund industry. The restrictions below apply to Investment Employees with respect to their transactions in fund shares.

ALL FUNDS                     Investment Employees should not knowingly
                              participate in or facilitate late trading, market
                              timing or any other activity with respect to any
                              fund in violation of applicable law or the
                              provisions of the fund's disclosure documents.

PROPRIETARY FUNDS             The following restrictions apply to transactions
                              and holdings in investment companies or collective
                              funds for which a Mellon subsidiary serves as an
                              investment adviser, sub-adviser or principal
                              underwriter (a "Proprietary Fund"). Money market
                              funds are deemed not to be Proprietary Funds. From
                              time to time, Mellon will publish a list of the
                              Proprietary Funds. Employees should rely on the
                              latest version of this list, rather than attempt
                              to determine for themselves the identity of the
                              Proprietary Funds.

                              The requirements below regarding Proprietary Funds are in addition to other requirements of this Policy and are not affected by the fact that Proprietary Funds may be exempt from those other requirements.

                                   Reporting - Investment Employees must file the following reports regarding holdings and transactions in shares of Proprietary Funds:

                              -    Initial statement of holdings of Proprietary
                                   Funds. This is to be filed with the
                                   Preclearance Compliance Officer within 10 calendar days of becoming an Investment
                                   Employee, and the information in it must be current as of a date no more than 45 calendar days prior to becoming an Investment
                                   Employee. It must identify all shares of Proprietary Funds owned directly or indirectly by the Investment Employee and the accounts through which those shares are held.

                              - Quarterly and annual statements of holdings of Proprietary Funds. These must be completed upon the request of the Ethics Office or its designee, and the information in them must be current as of a date no more than 45 calendar days before the date the statement is submitted. They must identify all shares of Proprietary Funds owned directly or indirectly by the Investment Employee and the accounts through which those shares are held.

                              -    Quarterly statements of transactions in
                                   Proprietary Funds. These must be submitted to the Preclearance Compliance Officer no later than 10 calendar days after the end of each calendar quarter and must describe all transactions during the quarter in shares of Proprietary Funds owned directly or indirectly by the Investment Employee at any time during the quarter.

Personal Securities Trading Practices-Investment Employees

PROPRIETARY FUNDS             Reporting (continued) -
(CONTINUED)
                              Initial and annual holdings statements need not
                              include:

                                   -    any information on holdings in
                                        non-discretionary accounts (see
                                        Glossary), or

                                   -    any information included in the
                                        corresponding initial or annual holdings statement filed under the "Statement of Securities Accounts and Holdings" section of this Policy. (In other words, if you include all information on Proprietary Fund holdings in your
                                        Statement of Securities Accounts and
                                        Holdings, you need not file a separate
                                        report.)

                              Quarterly transactions statements need not include:

                                   -    any information on transactions in
                                        non-discretionary accounts (see
                                        Glossary),

                                   - any information on transactions effected pursuant to an automatic investment plan
                                        (see Glossary),

                                   -    any information included in a trade
                                        confirmation, account statement or
                                        report previously delivered to the
                                        Preclearance Compliance Officer under
                                        the "Personal Securities Transactions
                                        Reports" section of this Policy.

                              Preclearance - Investment Employees must notify their Preclearance Compliance Officer in writing and receive preclearance before they engage in any purchase or redemption of shares of Proprietary
                              Funds for their own accounts or accounts over which they have indirect ownership (see Glossary).
                              Preclearance is not required for:

                                   -    transactions in non-discretionary
                                        accounts (see Glossary), or

                                   -    transactions effected pursuant to an
                                        automatic investment plan (see
                                        Glossary).

                              Holding Period - Investment Employees' holdings in
                              Proprietary Funds are expected to be long-term investments, rather than the result of trading for short-term profit. Therefore, Investment Employees must not purchase and redeem, or redeem and purchase, shares of an individual Proprietary Fund within any 60 calendar day period, unless they have the prior approval of the Preclearance
                              Compliance Officer or his/her designee. The following transactions will not be deemed to be purchases or redemptions for purposes of the 60 calendar day holding period:

                                   -    transactions within non-discretionary
                                        accounts (see Glossary), or

                                   -    transactions pursuant to an automatic
                                        investment plan (see Glossary).

                              Material Nonpublic Information - Investment
                              Employees who possess material nonpublic information regarding a Proprietary Fund must not trade in shares of that Proprietary Fund or pass the information along to others, except to employees who need to know the information in order to carry out their job responsibilities with Mellon. Examples of information that could be material nonpublic information regarding a
                              Proprietary Fund would include a change in that Proprietary Fund's investment objective, investment adviser, sub adviser or portfolio manager (unless the portfolio manager is for a money market fund, an index fund or a model-driven fund). For general guidance on the handling of material nonpublic information, see "Protecting
                              Confidential Information" on pages 38 - 39.

Personal Securities Trading Practices-Investment Employees

MELLON 401(K) PLAN            Investment Employees should not participate in or
(NON SELF-DIRECTED            facilitate market timing or any other activity
ACCOUNTS)                     with respect to funds in the Mellon 401(k) Plan in
                              violation of applicable law or the provisions of
                              the fund's disclosure documents. In addition,
                              Investment Employees should comply with all
                              requirements of the 401(k) Plan regarding the
                              timing of purchases and redemptions in certain
                              Proprietary Funds.

                              Specific actions regarding Proprietary Funds under the Mellon 401(k) Plan are treated as follows:

                              - Elections regarding future contributions to Proprietary Funds are not deemed to be transactions and are therefore exempt from reporting (transaction and holdings), preclearance and holding period requirements.

                              -    Payroll deduction contributions to
                                   Proprietary Funds are deemed to be done
                                   pursuant to an automatic investment plan.
                                   They are therefore exempt from preclearance, transaction reporting and holding period requirements but must be included in holdings reports.

                              -    Movements of balances into or out of
                                   Proprietary Funds are deemed to be purchases or redemptions of those Proprietary Funds for purposes of the holding period requirement but are exempt from the general preclearance requirement. (In other words, you do not need to preclear every such movement but must get prior approval from the Preclearance
                                   Compliance Officer or his/her designee if the movement is within 60 calendar days of an opposite transaction in shares of the same fund.) In lieu of transaction reporting, employees are deemed to consent to Mellon obtaining transaction information from Plan records. Such movements must be reflected in holdings reports.

                              For the treatment of actions regarding your Mellon
                              Common Stock account under the Mellon 401(k) Plan, see "Restrictions on Transactions in Mellon
                              Securities - Mellon 401(k) Plan" on page 31.

MELLON 401(K) PLAN            Holdings and transactions of Proprietary Funds
(SELF-DIRECTED ACCOUNTS)      within a Self-Directed Account in the Mellon
                              401(k) Plan are treated like any other Proprietary
                              Fund. This means that the reporting, preclearance
                              and holding period requirements apply. For further
                              guidance on the treatment of Proprietary Funds in
                              a Self-Directed Account of the Mellon 401(k) Plan,
                              refer to pages 32-33.

INDIRECT OWNERSHIP OF         Indirect interests in Proprietary Funds (such as
PROPRIETARY FUNDS             through a spouse's 401(k) plan or other retirement
                              plan) are subject to the preclearance, reporting
                              (transaction and holdings) and holding period
                              requirements. Please note that Proprietary Funds
                              are a common investment vehicle in employee
                              benefit plans in which your family members may
                              participate.

Personal Securities Trading Practices-Investment Employees

RESTRICTIONS ON TRANSACTIONS IN OTHER SECURITIES

                              Purchases or sales by an employee of the securities of issuers with which Mellon does business, or other third-party issuers, could result in liability on the part of such employee.
                              Employees should be sensitive to even the appearance of impropriety in connection with their personal securities transactions. Employees should refer to "Ownership" on Page 28 which is applicable to the following restrictions.

                              The Mellon Code of Conduct contains certain restrictions on investments in parties that do business with Mellon. Employees should refer to the Code of Conduct and comply with such restrictions in addition to the restrictions and reporting requirements set forth below.

                              The following restrictions apply to all securities transactions by Investment Employees:

                              - Customer Transactions - Trading for customers and Mellon accounts should always take precedence over employees' transactions for their own or related accounts.

                              - Excessive Trading, Naked Options - Mellon discourages all employees from engaging in short-term or speculative trading, writing naked options, trading that could be deemed excessive or trading that could interfere with an employee's job responsibilities.

                              -    Front Running - Employees may not engage in
                                   "front running," that is, the purchase or sale of securities for their own or Mellon's accounts on the basis of their knowledge of Mellon's trading positions or plans or those of their customers.

                              -    Initial Public Offerings - Investment
                                   Employees are prohibited from acquiring
                                   securities through an allocation by the
                                   underwriter of an Initial Public Offering
                                   (IPO) without the approval of the Manager of the Ethics Office. Approval can be given only when the allocation comes through an employee of the issuer who is a direct family relation of the Investment Employee. Due to certain laws and regulations (for example, NASD rules in the US), this approval may not be available to employees of registered broker-dealers.

                              - Material Nonpublic Information - Employees possessing material nonpublic information regarding any issuer of securities must refrain from purchasing or selling securities of that issuer until the information becomes public or is no longer considered material.

                              - Private Placements - Investment Employees are prohibited from acquiring any security in a private placement unless they obtain the prior written approval of the Manager of the Ethics Office, the Preclearance Compliance
                                   Officer and the Mellon Senior Management
                                   Committee Member representing the employee's line of business or department. Employees should contact the Ethics Office to initiate approval. Approval must be given by all three persons for the acquisition to be considered approved.

                                   Private placements include certain
                                   co-operative investments in real estate, co-mingled investment vehicles such as hedge funds, and investments in family owned businesses. For purposes of the Policy, time-shares and cooperative investments in real estate used as a primary or secondary residence are not considered to be private placements.

                                   After receipt of the necessary approvals and the acquisition, Investment Employees are required to disclose that investment if they participate in any subsequent consideration of credit for the issuer or of an investment in the issuer for an advised account. Final decision to acquire such securities for an advised account will be subject to independent review.

Personal Securities Trading Practices-Investment Employees

                              -    Scalping - Employees may not engage in
                                   "scalping", that is, the purchase or sale of securities for their clients for the purpose of affecting the value of a security owned or to be acquired by the employee or Mellon.

                              - Short-Term Trading - All Investment Employees are discouraged from purchasing and selling, or from selling and purchasing, the same (or equivalent) securities within any 60 calendar day period. Any profits realized on such short-term trades must be disgorged in accordance with procedures established by senior management. Transactions that are exempt from preclearance and transactions in Proprietary Funds will not be considered purchases or sales for purposes of profit disgorgement (see "Restrictions on
                                   Transactions in Fund Shares" for a
                                   description of the separate holding period requirement for Proprietary Funds.)
                                   Investment Employees should be aware that for purposes of profit disgorgement, trading in derivatives (such as options) is deemed to be trading in the underlying security. (See Page
                                   55 in the Glossary for an explanation of option transactions.) Therefore, certain investment strategies may be difficult to implement without being subject to profit disgorgement. Furthermore, Investment
                                   Employees should also be aware that profit disgorgement from 60 calendar day trading may be greater than the economic profit or greater than the profit reported for purposes of income tax reporting.

                              -    Spread Betting - Employees may not engage in
                                   "spread betting" (essentially taking bets on securities pricing to reflect market movements) or similar activities as a mechanism for avoiding the restrictions on personal securities trading arising under the provisions of the Policy. Such transactions themselves constitute transactions in securities for the purposes of the Policy and are subject to all of the provisions applicable to other non-exempted transactions.

Personal Securities Trading Practices-Investment Employees

PROHIBITION ON INVESTMENTS    You are prohibited from acquiring any security
IN SECURITIES OF FINANCIAL    issued by a financial services organization if you
SERVICES ORGANIZATIONS        are:


                              -    a member of the Mellon Senior Management
                                   Committee

                              -    employed in any of the following departments:

                                   -    Corporate Strategy & Development

                                   -    Legal (Mellon headquarters only)

                                   -    Finance (Mellon headquarters only)

                              - an employee specifically designated by the Manager of the Ethics Office and informed that this prohibition is applicable to you

                              Financial Services Organizations - The phrase
                              "security issued by a financial services
                              organization" includes any security issued by:

                              -    Commercial Banks other than Mellon

                              -    Financial Holding Companies (or Bank Holding
                                   Companies) other than Mellon

                              -    Insurance Companies

                              -    Investment Advisers

                              -    Shareholder Servicing Companies

                              -    Thrifts

                              -    Savings and Loan Associations

                              -    Broker-Dealers

                              -    Transfer Agents

                              -    Other Depository Institutions

                              The phrase "securities issued by a financial services organization" DOES NOT INCLUDE Exempt
                              Securities (see Glossary). Further, for purposes of determining whether a company is a financial services organization, subsidiaries and parent companies are treated as separate issuers.

                              Effective Date - Securities of financial services organizations properly acquired before the employee was subject to this prohibition may be maintained or disposed of at the owner's discretion consistent with the Policy.

                              Any acquisition of financial service organization securities that is exempt from preclearance pursuant to the express provision of the Policy is also exempt from this prohibition. This includes
                              (assuming full compliance with the applicable preclearance exemption):

                              -    Exempt Securities (see Glossary)

                              -    acquisition in a non-discretionary account

                              -    involuntary acquisitions

                              -    securities received as gifts

                              -    transactions effected pursuant to an
                                   automatic investment plan (see Glossary)

                              - acquisitions through a non-Mellon employee benefit plan

                              Within 30 calendar days of becoming subject to this prohibition, all holdings of securities of financial services organizations must be disclosed in writing to the Ethics Office.

Personal Securities Trading Practices-Investment Employees

PROTECTING CONFIDENTIAL INFORMATION

                              As an employee you may receive information about
                              Mellon, its customers and other parties that, for various reasons, should be treated as confidential. All employees are expected to strictly comply with measures necessary to preserve the confidentiality of information.
                              Employees should refer to the Mellon Code of Conduct.

INSIDER TRADING AND TIPPING   Securities laws generally prohibit the trading of
LEGAL PROHIBITIONS            securities while in possession of "material
                              nonpublic" information regarding the issuer of
                              those securities (insider trading). Any person who
                              passes along material nonpublic information upon
                              which a trade is based (tipping) may also be
                              liable.

                              Information is "material" if there is a
                              substantial likelihood that a reasonable investor would consider it important in deciding whether to buy, sell or hold securities. Obviously, information that would affect the market price of a security (price sensitive information) would be material. Examples of information that might be material include:

                              -    a proposal or agreement for a merger,
                                   acquisition or divestiture, or for the sale or purchase of substantial assets

                              - tender offers, which are often material for the party making the tender offer as well as for the issuer of the securities for which the tender offer is made

                              -    dividend declarations or changes

                              -    extraordinary borrowings or liquidity
                                   problems

                              -    defaults under agreements or actions by
                                   creditors, customers or suppliers relating to a company's credit standing

                              - earnings and other financial information, such as significant restatements, large or unusual write-offs, write-downs, profits or losses

                              - pending discoveries or developments, such as new products, sources of materials, patents, processes, inventions or discoveries of mineral deposits

                              -    a proposal or agreement concerning a
                                   financial restructuring

                              - a proposal to issue or redeem securities, or a development with respect to a pending issuance or redemption of securities

                              - a significant expansion or contraction of operations

                              -    information about major contracts or
                                   increases or decreases in orders

                              - the institution of, or a development in, litigation or a regulatory proceeding

                              - developments regarding a company's senior management

                              - information about a company received from a director of that company

                              - information regarding a company's possible noncompliance with environmental protection laws

                              - with respect to mutual funds, a change in a fund's investment objective, investment adviser, sub adviser, or portfolio manager
                                   (unless the portfolio manager is for a money market fund, an index fund or a model-driven fund)

                              This list is not exhaustive. All relevant circumstances must be considered when determining whether an item of information is material.

                              "Nonpublic" - Information about an issuer is nonpublic if it is not generally available to the investing public. Information received under circumstances indicating that it is not yet in general circulation and which may be attributable, directly or indirectly, to the issuer or its insiders is likely to be deemed nonpublic information.

Personal Securities Trading Practices-Investment Employees

INSIDER TRADING AND TIPPING   If you obtain material nonpublic information, you
LEGAL PROHIBITIONS            may not trade related securities until you can
(CONTINUED)                   refer to some public source to show that the
                              information is generally available (that is,
                              available from sources other than inside sources)
                              and that enough time has passed to allow wide
                              dissemination of the information. While
                              information appearing in widely accessible
                              sources--such as in newspapers or on the
                              internet--becomes public very soon after
                              publication, information appearing in less
                              accessible sources--such as regulatory filings,
                              may take up to several days to be deemed public.
                              Similarly, highly complex information might take
                              longer to become public than would information
                              that is easily understood by the average investor.

MELLON'S POLICY               Employees who possess material nonpublic
                              information about an issuer of securities--
                              whether that issuer is Mellon, another Mellon
                              entity, a Mellon customer or supplier, a fund
                              (whether or not it is a Proprietary Fund) or other
                              issuer--may not trade in that issuer's securities,
                              either for their own accounts or for any account
                              over which they exercise investment discretion. In
                              addition, employees may not recommend trading in
                              those securities and may not pass the information
                              along to others, except to employees who need to
                              know the information in order to perform their job
                              responsibilities with Mellon. These prohibitions
                              remain in effect until the information has become
                              public. For specific requirements regarding
                              material nonpublic information relating to
                              Proprietary Funds, see "Restrictions on
                              Transactions in Fund Shares - Mellon Proprietary
                              Funds - Material Nonpublic Information" on page
                              33.

                              Employees who have investment responsibilities should take appropriate steps to avoid receiving material nonpublic information. Receiving such information could create severe limitations on their ability to carry out their responsibilities to Mellon's fiduciary customers.

                              Employees managing the work of consultants and temporary employees who have access to the types of confidential information described in the Policy are responsible for ensuring that consultants and temporary employees are aware of Mellon's policy and the consequences of noncompliance.

                              Questions regarding Mellon's policy on material nonpublic information, or specific information that might be subject to it, should be referred to the General Counsel.

RESTRICTIONS ON THE FLOW OF   As a diversified financial services organization,
INFORMATION WITHIN MELLON     Mellon faces unique challenges in complying with
("SECURITIES FIRE WALLS")     the prohibitions on insider trading and tipping of
                              material nonpublic information, and misuse of
                              confidential information. This is because one
                              Mellon unit might have material nonpublic
                              information about an issuer while other Mellon
                              units may have a desire, or even a fiduciary duty,
                              to buy or sell that issuer's securities or
                              recommend such purchases or sales to customers. To
                              engage in such broad ranging financial services
                              activities without violating laws or breaching
                              Mellon's fiduciary duties, Mellon has established
                              a "Securities Fire Wall" policy applicable to all
                              employees. The "Securities Fire Wall" separates
                              the Mellon units or individuals that are likely to
                              receive material nonpublic information (potential
                              Insider Risk functions) from the Mellon units or
                              individuals that either trade in securities, for
                              Mellon's account or for the accounts of others, or
                              provide investment advice (Investment functions).
                              Employees should refer to CPP 903-2(C) Securities
                              Fire Walls.

SPECIAL PROCEDURES FOR ACCESS DECISION MAKERS

                              Certain Portfolio Managers and Research Analysts in the fiduciary businesses have been designated as Access Decision Makers and are subject to additional procedures which are discussed in a separate edition of the Securities Trading Policy.
                              If you have reason to believe that you may be an Access Decision Maker, contact your supervisor, Preclearance Compliance Officer or the Ethics
                              Office.

Personal Securities Trading Practices

SECTION THREE - APPLICABLE TO OTHER EMPLOYEES

Table of Contents

                                                                          Page #
                                                                          ------
QUICK REFERENCE - OTHER EMPLOYEES.....................................        41

STANDARDS OF CONDUCT FOR OTHER EMPLOYEES..............................     42-43
   - Conflict of Interest.............................................        42
   - Material Nonpublic Information...................................        42
   - Personal Securities Transaction Reports..........................        42
   - Account Statements...............................................        42
   - Ownership........................................................        43
   - Confidential Treatment...........................................        43

RESTRICTIONS ON TRANSACTIONS IN MELLON SECURITIES.....................     44-45
   - General Restrictions.............................................        44
   - Mellon 401(k) Plan...............................................        44
   - Mellon Employee Stock Options....................................        45
   - Mellon Employee Stock Purchase Plan (ESPP).......................        45

RESTRICTIONS ON TRANSACTIONS IN OTHER SECURITIES......................     46-49
   - Credit, Consulting or Advisory Relationship......................        46
   - Customer Transactions............................................        46
   - Excessive Trading, Naked Options.................................        46
   - Front Running....................................................        46
   - Initial Public Offerings.........................................        46
   - Material Nonpublic Information...................................        46
   - Private Placements...............................................        47
   - Short-Term Trading...............................................        47
   - Mutual Funds.....................................................        47
   - Spread Betting...................................................        47
   - Prohibition on Investments in Securities of Financial Services
     Organizations....................................................     48-49

PROTECTING CONFIDENTIAL INFORMATION...................................     50-51
   - Insider Trading and Tipping Legal Prohibitions...................     50-51
   - Mellon's Policy..................................................        51
   - Restrictions on the Flow of Information Within Mellon
     ("Securities Fire Walls")........................................        51

GLOSSARY DEFINITIONS..................................................     52-56

EXHIBIT A - SAMPLE LETTER TO BROKER...................................        57

Quick Reference-Other Employees

SOME THINGS YOU MUST DO

- If you buy or sell Mellon Financial Corporation securities you must provide a report of the trade and a copy of the trade confirmation within 10 calendar days of transaction to the Ethics Office or to your Compliance Officer. This does not apply to changes in elections under Mellon's 401(k) Retirement Savings Plan, transactions in Mellon's Employee Stock Purchase Plan (ESPP) or the exercise of Mellon's employee stock options. However, the reporting provisions do apply to sales of Mellon stock previously acquired through the exercise of employee stock options or the ESPP.

- Due to certain laws and regulations (for example, NASD rules in the US) there may be additional reporting requirements for Other Employees who are employees of registered broker-dealers. Check with the Manager of the Ethics Office or your Compliance Officer to determine if this impacts you.

- For employees who are subject to the prohibition on new investments in financial services organizations (certain employees only - see Pages 48-49), you must instruct your broker, trust account manager or other entity where you have a securities trading account to send directly to the Manager of the Ethics Office:

     -    trade confirmations summarizing each transaction

     -    periodic statements

Exhibit A can be used to notify your broker or account manager.

SPECIAL APPROVALS

- Private Placements - Acquisition of securities in a Private Placement must approved by the Mellon Senior Management Committee Member who represents your line of business or department, the Compliance Officer and the Manager of the Ethics Office. Contact the Manager of the Ethics Office to initiate approval.

- IPOs - Acquisition of securities through an allocation by the underwriter of an Initial Public Offering (IPO) is prohibited without the approval of the Manager of the Ethics Office. Approval can be given only when the allocation is the result of a direct family relationship.

SOME THINGS YOU MUST NOT DO

Mellon Securities - The following transactions in Mellon securities are prohibited for all Mellon employees:

-    short sales

-    purchasing and selling or selling and purchasing within 60 calendar days

-    margin purchases or options other than employee options.

Non-Mellon Securities

-    new investments in financial services organizations (certain employees only
     - see Pages 48-49)

Other restrictions are detailed throughout Section Three. Read the Policy!

QUESTIONS?

Contact Mellon's Ethics Office at:

-    The Securities Trading Policy Help Line: 1-412- 234-1661

-    Mellon's Ethics Help Line

     -    Toll Free Telephone

          -    Asia (except Japan): 001-800-710-63562

          -    Australia: 0011-800-710-63562

          -    Brazil: 0800-891-3813

          -    Europe: 00-800-710-63562

          - Japan: access code + 800-710-63562 (access codes are: 0061010, 001010, 0041010 or 0033010)

          -    US and Canada: 1-888-MELLON2 (1-888-635-5662)

          -    All other locations: call collect 412-236-7519

     -    Email: ethics@mellon.com

     -    Postal Mail: P.O. Box 535026 Pittsburgh, PA 15253-5026 USA

This page is for reference purposes only. Employees are reminded they must read the Policy and comply with its provisions.

Personal Securities Trading Practices-Other Employees

STANDARDS OF CONDUCT FOR OTHER EMPLOYEES

                              Every "Other Employee" must follow these procedures or risk serious sanctions, including dismissal. If you have any questions about these procedures, you should consult the Ethics Office.
                              Interpretive issues that arise under these procedures shall be decided by, and are subject to the discretion of, the Manager of the Ethics
                              Office.

CONFLICT OF INTEREST          No employee may engage in or recommend any
                              securities transaction that places, or appears to
                              place, his or her own interests above those of any
                              customer to whom financial services are rendered,
                              including mutual funds and managed accounts, or
                              above the interests of Mellon.

MATERIAL NONPUBLIC            No employee may engage in or recommend a
INFORMATION                   securities transaction, for his or her own benefit
                              or for the benefit of others, including Mellon or
                              its customers, while in possession of material
                              nonpublic information regarding such securities or
                              the issuer of such securities. No employee may
                              communicate material nonpublic information to
                              others unless it is properly within his or her job
                              responsibilities to do so.

PERSONAL SECURITIES           "Other Employees" must report in writing to the
TRANSACTION REPORTS           Ethics Office or the Compliance Officer within 10
                              calendar days of the transaction whenever they
                              purchase or sell Mellon securities. Purchases and
                              sales include optional cash purchases under
                              Mellon's Dividend Reinvestment and Common Stock
                              Purchase Plan (the "Mellon DRIP"). Due to certain
                              laws and regulations (for example, NASD rules in
                              the US), there may be additional reporting
                              requirements for "Other Employees" who are
                              employees of registered broker-dealers. Contact
                              the Manager of the Ethics Office or your
                              Compliance Officer for guidance.

                              It should be noted that the reinvestment of dividends under the DRIP, changes in elections under Mellon's 401(k) Retirement Savings Plan, the receipt of stock under Mellon's Restricted Stock
                              Award Plan, transactions under Mellon's Employee
                              Stock Purchase Plan and the receipt or exercise of options under Mellon's employee stock option plans are not considered purchases or sales for the purpose of this reporting requirement.

ACCOUNT STATEMENTS            Certain "Other Employees" are subject to the
                              restriction on investments in financial services
                              organizations and are required to instruct their
                              brokers and/or securities account managers to send
                              statements directly to the Ethics Office. See
                              Pages 48 - 49.

                              An example of an instruction letter to a broker or account manager is contained in Exhibit A.

Personal Securities Trading Practices-Other Employees

OWNERSHIP                     The provisions of the Policy apply not only to
                              securities held in the employee's own name but
                              also to all other securities indirectly owned by
                              the employee (see Glossary for definition of
                              indirect ownership). Generally you are the
                              indirect owner of securities if you have the
                              opportunity, directly or indirectly, to share in
                              any profits from a transaction in those
                              securities. This could include:

                              - securities held by members of your family who share the same household with you

                              - securities held by a trust in which you are a settler, trustee, or beneficiary

                              - securities held by a partnership in which you are a general partner

                              -    securities in which any contract,
                                   arrangement, understanding or relationship gives you direct or indirect economic interest

CONFIDENTIAL TREATMENT        The Manager of the Ethics Office and the
                              Compliance Officer will use his or her best
                              efforts to assure that personal securities
                              transaction reports and reports of securities
                              holdings are treated as "Personal and
                              Confidential." However, Mellon is required by law
                              to review, retain and, in certain circumstances,
                              disclose such documents. Therefore, such documents
                              will be available for inspection by appropriate
                              regulatory agencies and by other parties within
                              and outside Mellon as are necessary to evaluate
                              compliance with or sanctions under the Policy or
                              other requirements applicable to Mellon.

Personal Securities Trading Practices-Other Employees

RESTRICTIONS ON TRANSACTIONS IN MELLON SECURITIES

GENERAL RESTRICTIONS          Employees who engage in transactions involving
                              Mellon securities should be aware of their unique
                              responsibilities with respect to such transactions
                              arising from the employment relationship and
                              should be sensitive to even the appearance of
                              impropriety.

                              The following restrictions apply to all
                              transactions in Mellon's publicly traded securities occurring in the employee's own account and in all other accounts over which the employee has indirect ownership. These restrictions are to be followed in addition to any restrictions that apply to particular senior officers or directors of Mellon such as restrictions under Section 16 of the Securities Exchange Act of 1934.

                              -    Short Sales - Short sales of Mellon
                                   securities by employees are prohibited.

                              - Short-Term Trading - Employees are prohibited from purchasing and selling, or from selling and purchasing, Mellon securities within any 60 calendar day period.

                              -    Margin Transactions - Purchases on margin of
                                   Mellon's publicly traded securities by
                                   employees is prohibited. Margining Mellon securities in connection with a cashless exercise of an employee stock option through the Human Resource Department is exempt from this restriction. Further, Mellon securities may be used to collateralize loans for non-securities purposes or for the acquisition of securities other than those issued by Mellon.

                              - Option Transactions - Option transactions involving Mellon's publicly traded securities are prohibited. Transactions under Mellon's
                                   Long-Term Incentive Plan or other employee option plans are exempt from this restriction.

                              - Major Mellon Events - Employees who have knowledge of major Mellon events that have not yet been announced are prohibited from buying or selling Mellon's publicly traded securities before such public announcements, even if the employee believes the event does not constitute material nonpublic information.

MELLON 401(K) PLAN            Actions regarding your interest in Mellon Stock
                              under the Mellon 401(k) Plan are treated as
                              follows:

                              Elections regarding future contributions to Mellon
                              Stock are not deemed to be transactions in Mellon
                              Stock and therefore are not subject to the short-term trading prohibition.

                              Payroll deduction contributions to Mellon Stock are deemed to be done pursuant to an automatic investment plan and therefore are not subject to the short-term trading prohibition.

                              Movements of balances into or out of Mellon Stock are deemed to be purchases or sales of Mellon
                              Stock for purposes of the short-term trading prohibition. This means employees are prohibited from increasing their existing account balance allocation to Mellon Stock and then decreasing it within 60 calendar days. Similarly, employees are prohibited from decreasing their existing account balance allocation to Mellon Stock and then increasing it within 60 calendar days. However, changes to existing account balance allocations in the 401(k) plan will not be compared to transactions in Mellon securities outside the 401(k) for purposes of the short-term trading prohibition. (Note: This does not apply to members of the Executive Management Group, who should consult with the Legal Department.)

Personal Securities Trading Practices-Other Employees

MELLON EMPLOYEE STOCK         Receipt and Exercise of an employee stock option
OPTIONS                       from Mellon is exempt from reporting requirements
                              and does not constitute a purchase for purposes of
                              the 60 calendar day prohibition.

                              Sales - The sale of the Mellon securities that were received in the exercise of an employee stock option is treated like any other sale under the Policy (regardless of how little time has elapsed between the option exercise and the sale). Thus, such sales are subject to the reporting requirements and are considered sales for purposes of the 60 calendar day prohibition.

MELLON EMPLOYEE STOCK         Enrollment and Changing Salary Withholding
PURCHASE PLAN (ESPP)          Percentages in the ESPP are exempt from reporting
                              requirements and do not constitute a purchase for
                              purposes of the 60 calendar day prohibition.

                              Selling Shares Held in the ESPP - Sales of stock held in the ESPP, including shares acquired upon reinvestment of dividends, are exempt from the reporting requirements. However, sale of stock held in the ESPP is considered a sale for purposes of the 60 calendar day prohibition and will be compared to transactions in Mellon securities outside of the ESPP.

                              Selling Shares Previously Withdrawn - The sale of the Mellon securities that were received as a withdrawal from the ESPP is treated like any other sale under the Policy, regardless of how little time has elapsed between the withdrawal and the sale. Thus, such sales are subject to the reporting requirements and are considered sales for purposes of the 60 calendar day prohibition.

Personal Securities Trading Practices-Other Employees

RESTRICTIONS ON TRANSACTIONS IN OTHER SECURITIES

                              Purchases or sales by an employee of the securities of issuers with which Mellon does business, or other third-party issuers, could result in liability on the part of such employee.
                              Employees should be sensitive to even the appearance of impropriety in connection with their personal securities transactions. Employees should refer to "Ownership" on Page 43, which is applicable to the following restrictions.

                              The Mellon Code of Conduct contains certain restrictions on investments in parties that do business with Mellon. Employees should refer to the Code of Conduct and comply with such restrictions in addition to the restrictions and reporting requirements set forth below.

                              The following restrictions apply to all securities transactions by employees:

                              -    Credit, Consulting or Advisory Relationship -
                                   Employees may not buy, hold or trade
                                   securities of a company if they are
                                   considering granting, renewing, modifying or denying any credit facility to that company, acting as a benefits consultant to that company, or acting as an adviser to that company with respect to the company's own securities without the prior permission of the Ethics Office. In addition, lending employees who have assigned responsibilities in a specific industry group are not permitted to trade securities in that industry. This prohibition does not apply to transactions in open-end mutual funds.

                              - Customer Transactions - Trading for customers and Mellon accounts should always take precedence over employees' transactions for their own or related accounts.

                              - Excessive Trading, Naked Options - Mellon discourages all employees from engaging in short-term or speculative trading, writing naked options, trading that could be deemed excessive or trading that could interfere with an employee's job responsibilities.

                              -    Front Running - Employees may not engage in
                                   "front running," that is, the purchase or sale of securities for their own or Mellon's accounts on the basis of their knowledge of Mellon's trading positions or plans or those of their customers.

                              - Initial Public Offerings - Other Employees are prohibited from acquiring securities through an allocation by the underwriter of an Initial Public Offering (IPO) without the approval of the Manager of the Ethics Office.
                                   Approval can be given only when the
                                   allocation comes through an employee of the issuer who is a direct family relation of the Other Employee. Due to certain laws and regulations (for example, NASD rules in the US), this approval may not be available to employees of registered brokers- dealers.

                              - Material Nonpublic Information - Employees possessing material nonpublic information regarding any issuer of securities must refrain from purchasing or selling securities of that issuer until the information becomes public or is no longer considered material.

Personal Securities Trading Practices-Other Employees

                              - Private Placements - Other Employees are prohibited from acquiring any security in a private placement unless they obtain the prior written approval of the Manager of the Ethics Office, the Compliance Officer and the
                                   Mellon Senior Management Committee Member representing the employee's line of business or department. Employees should contact the Ethics Office to initiate approval. Approval must be given by all three persons for the acquisition to be considered approved.

                                   Private placements include certain
                                   co-operative investments in real estate, co-mingled investment vehicles such as hedge funds, and investments in family owned businesses. For purposes of the Policy, time-shares and cooperative investments in real estate used as a primary or secondary residence are not considered to be private placements.

                                   After receipt of the necessary approvals and the acquisition, "Other Employees" are required to disclose that investment if they participate in any subsequent consideration of credit for the issuer or of an investment in the issuer for an advised account. Final decision to acquire such securities for an advised account will be subject to independent review.

                              -    Short-Term Trading - Employees are
                                   discouraged from purchasing and selling, or from selling and purchasing, the same (or equivalent) securities within any 60 calendar day period.

                              - Mutual Funds - No employee should knowingly participate in or facilitate late trading, market timing or any other activity with respect to any fund in violation of applicable law or the provisions of the fund's disclosure documents.

                              -    Spread Betting - Employees may not engage in
                                   "spread betting" (essentially taking bets on securities pricing to reflect market movements) or similar activities as a mechanism for avoiding the restrictions on personal securities trading arising under the provisions of the Policy. Such transactions themselves constitute transactions in securities for the purposes of the Policy and are subject to all of the provisions applicable to other non-exempted transactions.

Personal Securities Trading Practices-Other Employees

PROHIBITION ON INVESTMENTS    You are prohibited from acquiring any security
IN SECURITIES OF FINANCIAL    issued by a financial services organization if you
SERVICES ORGANIZATIONS        are:

                              -    a member of the Mellon Senior Management
                                   Committee

                              -    employed in any of the following departments:

                                   -    Corporate Strategy & Development

                                   -    Legal (Mellon headquarters only)

                                   -    Finance (Mellon headquarters only)

                              - an employee specifically designated by the Manager of the Ethics Office and informed that this prohibition is applicable to you

                              Securities Accounts - All employees subject to this restriction on investments in financial services organizations are required to instruct their broker, trust account manager or other entity through which they have a securities account to submit directly to the Ethics Office copies of all trade confirmations and statements relating to each account of which they are an owner, direct or indirect, regardless of what, if any, securities are maintained in such accounts.
                              Thus, even if the account contains only mutual funds or other exempt securities as that term is defined by the Policy but the account has the capability to have reportable securities traded in it, the employee must arrange for duplicate account statements and trade confirmations to be sent to the Ethics Office. An example of an instruction letter to the broker is contained in Exhibit A.

                              Financial Services Organizations - The phrase
                              "security issued by a financial services
                              organization" includes any security issued by:

                              -    Commercial Banks other than Mellon

                              -    Financial Holding Companies (or Bank Holding
                                   Companies) other than Mellon

                              -    Insurance Companies

                              -    Investment Advisers

                              -    Shareholder Servicing Companies

                              -    Thrifts

                              -    Savings and Loan Associations

                              -    Brokers-Dealers

                              -    Transfer Agents

                              -    Other Depository Institutions

                              The phrase "securities issued by a financial services organization" DOES NOT INCLUDE Exempt
                              Securities (see Glossary). Further, for purposes of determining whether a company is a financial services organization, subsidiaries and parent companies are treated as separate issuers.

                              Effective Date - Securities of financial services organizations properly acquired before the employee is subject to this prohibition may be maintained or disposed of at the owner's discretion consistent with the Policy.

Personal Securities Trading Practices-Other Employees

PROHIBITION ON INVESTMENTS    The acquisition of financial service organization
IN SECURITIES OF FINANCIAL    securities through any of the following means is
SERVICES ORGANIZATIONS        exempt from this prohibition:
(CONTINUED)
                              -    Exempt Securities (see Glossary)

                              -    acquisition in a non-discretionary account

                              -    involuntary acquisitions

                              -    securities received as gifts

                              -    transactions effected pursuant to an
                                   automatic investment plan (see Glossary)

                              - acquisitions through a non-Mellon employee benefit plan

                              Within 30 calendar days of becoming subject to this prohibition, all holdings of securities of financial services organizations must be disclosed in writing to the Manager of the Ethics Office.

Personal Securities Trading Practices-Other Employees

PROTECTING CONFIDENTIAL INFORMATION

                              As an employee you may receive information about
                              Mellon, its customers and other parties that, for various reasons, should be treated as confidential. All employees are expected to strictly comply with measures necessary to preserve the confidentiality of information.
                              Employees should refer to the Mellon Code of Conduct.

INSIDER TRADING AND TIPPING   Securities laws generally prohibit the trading of
LEGAL PROHIBITIONS            securities while in possession of "material
                              nonpublic" information regarding the issuer of
                              those securities (insider trading). Any person who
                              passes along material nonpublic information upon
                              which a trade is based (tipping) may also be
                              liable.

                              Information is "material" if there is a
                              substantial likelihood that a reasonable investor would consider it important in deciding whether to buy, sell or hold securities. Obviously, information that would affect the market price
                              (price sensitive information) of a security would be material. Examples of information that might be material include:

                              -    a proposal or agreement for a merger,
                                   acquisition or divestiture, or for the sale or purchase of substantial assets

                              - tender offers, which are often material for the party making the tender offer as well as for the issuer of the securities for which the tender offer is made

                              -    dividend declarations or changes

                              -    extraordinary borrowings or liquidity
                                   problems

                              -    defaults under agreements or actions by
                                   creditors, customers or suppliers relating to a company's credit standing

                              - earnings and other financial information, such as significant restatements, large or unusual write-offs, write-downs, profits or losses

                              - pending discoveries or developments, such as new products, sources of materials, patents, processes, inventions or discoveries of mineral deposits

                              -    a proposal or agreement concerning a
                                   financial restructuring

                              - a proposal to issue or redeem securities, or a development with respect to a pending issuance or redemption of securities

                              - a significant expansion or contraction of operations

                              -    information about major contracts or
                                   increases or decreases in orders

                              - the institution of, or a development in, litigation or a regulatory proceeding

                              - developments regarding a company's senior management

                              - information about a company received from a director of that company

                              - information regarding a company's possible noncompliance with environmental protection laws

                              - with respect to mutual funds, a change in a fund's investment objective, investment adviser, sub adviser, or portfolio manager
                                   (unless the portfolio manager is for a money market fund, an index fund or a model-driven fund)

                              This list is not exhaustive. All relevant circumstances must be considered when determining whether an item of information is material.

                              "Nonpublic" - Information about an issuer is nonpublic if it is not generally available to the investing public. Information received under circumstances indicating that it is not yet in general circulation and which may be attributable, directly or indirectly, to the issuer or its insiders is likely to be deemed nonpublic information.

Personal Securities Trading Practices-Other Employees

INSIDER TRADING AND TIPPING   If you obtain material nonpublic information, you
LEGAL PROHIBITIONS            may not trade related securities until you can
(CONTINUED)                   refer to some public source to show that the
                              information is generally available (that is,
                              available from sources other than inside sources)
                              and that enough time has passed to allow wide
                              dissemination of the information. While
                              information appearing in widely accessible
                              sources--such as in newspapers or on the
                              internet--becomes public very soon after
                              publication, information appearing in less
                              accessible sources--such as regulatory filings,
                              may take up to several days to be deemed public.
                              Similarly, highly complex information might take
                              longer to become public than would information
                              that is easily understood by the average investor.

MELLON'S POLICY               Employees who possess material nonpublic
                              information about an issuer of securities--
                              whether that issuer is Mellon, another Mellon
                              entity, a Mellon customer or supplier, a fund
                              (whether or not it is a Proprietary Fund) or other
                              issuer--may not trade in that issuer's securities,
                              either for their own accounts or for any account
                              over which they exercise investment discretion. In
                              addition, employees may not recommend trading in
                              those securities and may not pass the information
                              along to others, except to employees who need to
                              know the information in order to perform their job
                              responsibilities with Mellon. These prohibitions
                              remain in effect until the information has become
                              public.

                              Employees who have investment responsibilities should take appropriate steps to avoid receiving material nonpublic information. Receiving such information could create severe limitations on their ability to carry out their responsibilities to Mellon's fiduciary customers.

                              Employees managing the work of consultants and temporary employees who have access to the types of confidential information described in the Policy are responsible for ensuring that consultants and temporary employees are aware of Mellon's policy and the consequences of noncompliance.

                              Questions regarding Mellon's policy on material nonpublic information, or specific information that might be subject to it, should be referred to the General Counsel.

RESTRICTIONS ON THE FLOW OF   As a diversified financial services organization,
INFORMATION WITHIN MELLON     Mellon faces unique challenges in complying with
("SECURITIES FIRE WALLS")     the prohibitions on insider trading and tipping of
                              material nonpublic information, and misuse of
                              confidential information. This is because one
                              Mellon unit might have material nonpublic
                              information about an issuer while other Mellon
                              units may have a desire, or even a fiduciary duty,
                              to buy or sell that issuer's securities or
                              recommend such purchases or sales to customers. To
                              engage in such broad-ranging financial services
                              activities without violating laws or breaching
                              Mellon's fiduciary duties, Mellon has established
                              a "Securities Fire Wall" policy applicable to all
                              employees. The "Securities Fire Wall" separates
                              the Mellon units or individuals that are likely to
                              receive material nonpublic information (potential
                              Insider Risk functions) from the Mellon units or
                              individuals that either trade in securities, for
                              Mellon's account or for the accounts of others, or
                              provide investment advice (Investment functions).
                              Employees should refer to CPP 903-2(C) Securities
                              Fire Walls.

Glossary

DEFINITIONS

- ACCESS DECISION MAKER - A person designated as such by the Investment Ethics Committee. Generally, this will be portfolio managers and research analysts who make recommendations or decisions regarding the purchase or sale of equity, convertible debt, and non-investment grade debt securities for investment companies and other managed accounts. See further details in the Access Decision Maker edition of the Policy.

-    APPROVAL - written consent or written notice of non-objection.

- AUTOMATIC INVESTMENT PLAN - a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. Applications to specific situations are as follows:

     Dividend Reinvestment Plans ("DRIPs"). The automatic investment of dividends under a DRIP is deemed to be pursuant to an automatic investment plan. Optional cash purchases (that is, the right to buy additional shares through the DRIP) are not deemed to be pursuant to an automatic investment plan unless they are by payroll deduction, automatic drafting to a checking account or other means specifically included in this definition.

     Payroll deductions. Deductions from payroll (Mellon or otherwise) directly into an investment account are deemed to be done pursuant to an automatic investment plan. This would include payroll deductions for contributions to 401(k) plans and other employee benefit plans.

     Bank Account Drafts or Deposits. Automatic drafts from a checking or savings account directly to an investment account or automatic deposits directly from an investment account into a checking or savings account, are deemed to be made pursuant to an automatic investment plan, provided that, in either case:

     - there is documentation with the investment account indicating the drafts or deposits are to be executed according to an express schedule, and

     - at least two drafts or deposits were executed according to the schedule.

     Automatic mutual fund exchange programs. Automatic exchanges of a fixed dollar amount out of one mutual fund to purchase shares of another mutual fund are deemed to be made pursuant to an automatic investment plan.

     Automatic mutual fund withdrawal programs. Automatic withdrawals of a fixed dollar amount out of a mutual fund are deemed to be made pursuant to an automatic investment plan.

     Asset-allocation accounts. Asset allocation accounts are investment accounts in which the investor chooses among predetermined asset-allocation models consisting of percentages of a portfolio allocated to fund categories (such as large-cap, mid-cap and small-cap equity funds, tax-free bond funds, international funds, etc). Once a model is chosen, new money is automatically invested according to the model, and the portfolio is automatically rebalanced periodically to keep it in line with the model. For purposes of this Policy, both the investment of new money into, and periodic rebalancings within, an asset-allocation account are deemed to be done pursuant to an automatic investment plan. An Investment Advisory Service account at Mellon Private Wealth Advisers is an asset-allocation account. Brokerage accounts, in which the investor has the continuing ability to direct transactions in specific securities or funds, are not asset-allocation accounts.

     College Savings Plans. Many jurisdictions have college savings plans (for example, in the US these plans are referred to as "529" plans) that provide a tax-advantaged means of investing for future college expenses. These plans vary and the features of the specific plan must be analyzed to determine if it qualifies as an automatic investment plan. For example, a college savings plan could qualify as an automatic investment plan if it meets the requirements for an asset-allocation account, bank account draft or a payroll deduction (see above).

- DIRECT FAMILY RELATION - employee's spouse, children (including stepchildren, foster children, sons-in-law and daughters-in-law), grandchildren, parents (including step-parents, mothers-in-law and fathers-in-law) grandparents, and siblings (including brothers-in-law, sisters-in-law and step brothers and sisters). Also includes adoptive relationships.

Glossary

- EMPLOYEE - an individual employed by Mellon Financial Corporation or its more-than-50%-owned direct or indirect subsidiaries; includes all full-time, part-time, benefited and non-benefited, exempt and non-exempt employees in all world-wide locations; generally, for purposes of the Policy, does not include consultants and contract or temporary employees.

- ETHICS OFFICE - the group within the Audit & Risk Review Department of Mellon which is responsible for administering the ethics program at Mellon, including the Securities Trading Policy.

-    EXEMPT SECURITIES - defined as:

     - direct obligations of the sovereign governments of the United States (US employees only) and the United Kingdom (for UK employees only). Obligations of other instrumentalities of the US and UK governments or quasi-government agencies are not exempt.

     -    commercial paper

     - high-quality, short-term debt instruments having a maturity of less than 366 days at issuance and rated in one of the two highest rating categories by a nationally recognized statistical rating organization or which is unrated but of comparable quality

     -    bankers' acceptances

     -    bank certificates of deposit and time deposits

     -    repurchase agreements

     - securities issued by open-end investment companies (i.e., mutual funds and variable capital companies) that are not Proprietary Funds

     -    shares of money market funds (regardless of affiliation with Mellon)

     -    fixed annuities

     - shares of unit trusts (provided they are invested exclusively in funds that are not Proprietary Funds)

          Note: The following are not Exempt Securities (whether proprietary or not):

          -    shares of hedge funds

          -    shares of closed-end funds

          -    shares of funds not registered in the US (for US employees only)

-    FAMILY RELATION - see direct family relation.

- GENERAL COUNSEL - General Counsel of Mellon or any person to whom relevant authority is delegated by the General Counsel.

- INDEX FUND - an investment company or managed portfolio which contains securities of an index in proportions designed to replicate the return of the index.

- INDIRECT OWNERSHIP - The securities laws of most jurisdictions attribute ownership of securities to someone in certain circumstances, even though the securities are not held in that person's name. For example, US federal securities laws contain a concept of "beneficial ownership", and UK securities laws contain a concept of securities held by "associates" (this term includes business or domestic relationships giving rise to a "community of interest"). The definition of "indirect ownership" that follows is used to determine whether securities held other than in your name are subject to the preclearance and other provisions of the Policy. It was designed to be consistent with various securities laws; however, there can be no assurance that attempted adherence to this definition will provide a defense under any particular law. Moreover, a determination of indirect ownership requires a detailed analysis of personal and/or financial circumstances that are subject to change. It is the responsibility of each employee to apply the definition below to his/her own circumstances. If the employee determines that he/she is not an indirect owner of an account and the Ethics Office becomes aware of the account, the employee will be responsible for justifying his/her determination. Any such determination should be based upon objective evidence (such as written documents), rather than subjective or intangible factors.

Glossary

-    INDIRECT OWNERSHIP (CONT.)

     General Standard. Generally, you are the indirect owner of securities (and preclearance and other provisions of the Policy will therefore apply to those securities) if, through any contract, arrangement, understanding, relationship or otherwise, you have the opportunity, directly or indirectly, to share at any time in any profit derived from a transaction in them (a "pecuniary interest"). The following is guidance on the application of this definition to some common situations.

     Family Members. You are presumed to be an indirect owner of securities held by members of your immediate family who share the same household with you. "Immediate family" means your spouse, your children (including stepchildren, foster children, sons-in-law and daughters-in-law), your grandchildren, your parents (including stepparents, mothers-in-law and fathers-in-law), your grandparents and your siblings (including brothers-in-law, sisters-in-law and step brothers and sisters) and includes adoptive relationships. This presumption of ownership may be rebutted, but it will be difficult to do so if, with respect to the other person, you commingle any assets or share any expenses, you provide or receive any financial support, you influence investment decisions, you include them as a dependent for tax purposes or as a beneficiary under an employee benefit plan, or you are in any way financially codependent. Any attempt to disclaim indirect ownership with respect to family members who share your household must be based upon countervailing facts that you can prove in writing.

     Partnerships. If you are a general partner in a general or limited partnership, you are deemed to own your proportionate share of the securities owned by the partnership. Your "proportionate share" is the greater of your share of profits or your share of capital, as evidenced by the partnership agreement. Limited partners are not deemed to be owners of partnership securities absent unusual circumstances, such as influence over investment decisions.

     Shareholders of Corporations. You are not deemed to own the securities held by a corporation in which you are a shareholder unless you are a controlling shareholder or you have or share investment control over the corporation's portfolio.

     Trusts. Generally, parties to a trust will be deemed indirect owners of securities in the trust only if they have both a pecuniary interest in the trust and investment control over the trust. "Investment control" is the power to direct the disposition of the securities in the trust. Specific applications are as follows:

          Trustees: A trustee is deemed to have investment control over the trust unless there are at least three trustees and a majority is required for action. A trustee has a pecuniary interest in the trust if (i) the trustee is also a trust beneficiary, (ii) an immediate family member of the trustee (whether or not they share the same household) is a beneficiary, or (iii) the trustee receives certain types of performance-based fees.

          Settlors: If you are the settlor of a trust (that is, the person who puts the assets into the trust), you are an indirect owner of the trust's assets if you have a pecuniary interest in the trust and you have or share investment control over the trust. You are deemed to have a pecuniary interest in the trust if you have the power to revoke the trust without anyone else's consent or if members of your immediate family who share your household are beneficiaries of the trust.

          Beneficiaries. If you or a member of your immediate family who shares your household is a beneficiary of a trust, you are deemed to have a pecuniary interest in the trust and will therefore be deemed an indirect owner of the trust's assets if you have or share investment control over the trust.

     Remainder Interests. Remainder interests are those that do not take effect until after some event that is beyond your control, such as the death of another person. Remainder interests are typically created by wills or trust instruments. You are not deemed to be an indirect owner of securities in which you only have a remainder interest provided you have no power, directly or indirectly, to exercise or share investment control or any other interest.

     Derivative Securities. You are the indirect owner of any security you have the right to acquire through the exercise or conversion of any option, warrant, convertible security or other derivative security, whether or not presently exercisable.

Glossary

- INITIAL PUBLIC OFFERING (IPO) - the first offering of a company's securities to the public through an allocation by the underwriter.

- INVESTMENT COMPANY - a company that issues securities that represent an undivided interest in the net assets held by the company. Mutual funds are open-end investment companies that issue and sell redeemable securities representing an undivided interest in the net assets of the company.

- INVESTMENT ETHICS COMMITTEE - committee that has oversight responsibility for issues related to personal securities trading and investment activity by Access Decision Makers. The committee is composed of investment, legal, risk management, audit and ethics management representatives of Mellon and its affiliates. The members of the Investment Ethics Committee are determined by the Corporate Ethics Officer.

- MANAGER OF THE ETHICS OFFICE - individual appointed by the Corporate Ethics Officer to manage the Ethics Office.

-    MELLON - Mellon Financial Corporation.

- NON-DISCRETIONARY ACCOUNT - an account for which the employee has no direct or indirect control over the investment decision making process. Non-discretionary accounts may be exempted from preclearance and reporting procedures only if the Manager of the Ethics Office, after a thorough review, is satisfied that the account is truly non-discretionary to the employee (that is, the employee has given total investment discretion to an investment manager and retains no ability to influence specific trades). Standard broker accounts generally are not deemed to be non-discretionary to the employee, even if the broker is given some discretion to make investment decisions.

- OPTION - a security which gives the investor the right, but not the obligation, to buy or sell a specific security at a specified price within a specified time frame. For purposes of compliance with the Policy, any Mellon employee who buys/sells an option, is deemed to have purchased/sold the underlying security when the option was purchased/sold. Four combinations are possible as described below.

     -    Call Options

          - If a Mellon employee buys a call option, the employee is considered to have purchased the underlying security on the date the option was purchased.

          - If a Mellon employee sells a call option, the employee is considered to have sold the underlying security on the date the option was sold.

     -    Put Options

          - If a Mellon employee buys a put option, the employee is considered to have sold the underlying security on the date the option was purchased.

          - If a Mellon employee sells a put option, the employee is considered to have bought the underlying security on the date the option was sold.

     Below is a table describing the above:

                                       Transaction Type
              -----------------------------------------------------------------
Option Type                 Buy                               Sale
-----------   -------------------------------   -------------------------------
    Put         Sale of Underlying Security     Purchase of Underlying Security
    Call      Purchase of Underlying Security     Sale of Underlying Security

- PRECLEARANCE COMPLIANCE OFFICER - a person designated by the Manager of the Ethics Office and/or the Investment Ethics Committee to administer, among other things, employees' preclearance requests for a specific business unit.

- PRIVATE PLACEMENT - an offering of securities that is exempt from registration under various laws and rules, such as the Securities Act of 1933 in the US and the Listing Rules in the UK. Such offerings are exempt from registration because they do not constitute a public offering. Private placements can include limited partnerships.

Glossary

- PROPRIETARY FUND - An investment company or collective fund for which a Mellon subsidiary serves as an investment adviser, sub-adviser or principal underwriter. From time-to-time, Mellon will publish a list of the Proprietary Funds. Employees should rely on the latest version of this list rather than attempt to determine for themselves the identity of the Proprietary Funds.

- SECURITY - any investment that represents an ownership stake or debt stake in a company, partnership, governmental unit, business or other enterprise. It includes stocks, bonds, notes, evidences of indebtedness, certificates of participation in any profit-sharing agreement, collateral trust certificates and certificates of deposit for securities. It also includes many types of puts, calls, straddles and options on any security or group of securities; fractional undivided interests in oil, gas, or other mineral rights; and investment contracts, variable life insurance policies and variable annuities whose cash values or benefits are tied to the performance of an investment account. It does not include currencies. Unless expressly exempt, all securities transactions are covered under the provisions of the Policy (see definition of Exempt securities).

- SECURITIES FIRE WALL - procedures designed to restrict the flow of information within Mellon from units or individuals who are likely to receive material nonpublic information to units or individuals who trade in securities or provide investment advice.

- SENIOR MANAGEMENT COMMITTEE - the Senior Management Committee of Mellon Financial Corporation.

- SHORT SALE - the sale of a security that is not owned by the seller at the time of the trade.

EXHIBIT A - SAMPLE INSTRUCTION LETTER TO BROKER

Date _______________

Broker ABC
Street Address
City, State ZIP

Re: John Smith
    Account No. xxxxxxxxxxxx

To whom it may concern:

In connection with my existing brokerage account(s) with your firm, please be advised that my employer should be noted as an "Interested Party" with respect to my account(s). They should, therefore, be sent copies of all trade confirmations and account statements relating to my account on a regular basis.

Please send the requested documentation ensuring the account holder's name appears on all correspondence to:

     Manager of the Ethics Office
     Mellon Financial Corporation
     PO Box 3130
     Pittsburgh, PA 15230-3130

Thank you for your cooperation in this request.

Sincerely yours,


-------------------------------------
Employee

cc: Manager of the Ethics Office (153-3300)

(MELLON LOGO)

                                   (GRAPHIC)

                                CODE OF CONDUCT

                                    MAY 2005

(MELLON LOGO)

Dear Employee:

Mellon has a long, proud history and a well-deserved reputation for doing business with integrity. Maintaining that reputation for honesty and accountability, and thereby serving all of our constituents well, is essential to achieving our goal of becoming the best performing financial services company. And it is the responsibility of every Mellon employee.

Guiding our day-to-day business dealings are our Shared Values of Integrity, Teamwork and Excellence, which underscore our commitment to a work environment that fosters respect for all employees and help us deliver on the Mellon Promise to customers around the world.

To help you make the right decisions when ethical situations arise in the normal course of business, Mellon offers a number of valuable resources for information and support. These include the Code of Conduct, Securities Trading Policy, Senior Financial Officers Code of Ethics, and various Corporate Policies and Procedures. These policies apply to all Mellon employees and provide guidance to you regarding the business conduct standards you are expected to follow. Additionally, you have a resource in Mellon's Ethics Office. Their mission is to help you when you need guidance applying these policies and to provide a confidential resource to help resolve business situations where there may be concerns over conduct consistent with our Shared Values.

Every employee is responsible for speaking up when they see something wrong. You can do so by calling the MELLON ETHICS HELP LINE or the ETHICSPOINT(R) REPORT LINE. Toll free lines are established in nearly every country around the world where Mellon has employees. The numbers are included in the Code of Conduct and posted on the Ethics Website. You can also e-mail the Ethics Office at ethics@mellon.com or visit www.ethicspoint.com to report concerns. Calls can be anonymous and confidential. Our customers and shareholders expect Mellon and all of its employees to conduct business activities not only in full compliance with all laws and regulations, but also in accordance with the highest possible standards of ethical conduct. Together we can continue a tradition of excellence begun more than 130 years ago.

Martin G. McGuinn
Chairman and Chief Executive Officer

Table of Contents

                                                                          Page #
                                                                          ------
INTRODUCTION ..........................................................        1
YOUR RESPONSIBILITIES .................................................        2
OBEYING LAWS AND REGULATIONS ..........................................      3-5
Criminal Laws .........................................................        3
   Anticompetitive Activities .........................................      3-4
   Illegal Use of Corporate Funds .....................................        4
   Equal Employment Opportunity Laws ..................................        5
   Drug Free Workplace ................................................        5
AVOIDING CONFLICTS OF INTEREST ........................................      5-9
   Investment Decisions ...............................................        5
      Investments That Require Approval ...............................        6
   Self-Dealing .......................................................        6
   Monitoring Outside Activities ......................................        6
      Limiting Outside Employment .....................................        6
      Purchasing Real Estate ..........................................        7
      Accepting Honoraria .............................................        7
      Accepting Fiduciary Appointments ................................        7
      Participating in Civic Affairs ..................................        7
      Serving as an Outside Director or Officer .......................      7-8
      Participating in Political Activities ...........................        8
   Dealing With Customers and Suppliers ...............................        8
      Gifts and Entertainment .........................................      8-9
      Borrowing From Customers ........................................        9
      Giving Advice to Customers ......................................        9
         Legal Advice .................................................        9
         Tax and Investment Advice ....................................        9
      Recommending Professional Services ..............................        9
RESPECTING CONFIDENTIAL INFORMATION ...................................    10-11
   Types of Confidential Information ..................................       10
      Information Obtained From Business Relations ....................       10
      Mellon Financial Information ....................................       10
      Mellon Examination Information ..................................       10
      Mellon Proprietary Information ..................................       10
      Electronic Information Systems ..................................    10-11
      Information Security Systems ....................................       11
      Computer Software ...............................................       11
      Insider Information .............................................       11
RULES FOR PROTECTING CONFIDENTIAL INFORMATION .........................    11-12
   Limited Communication to Outsiders .................................       11
   Corporate Use Only .................................................       11
   Other Customers ....................................................       11
   Notification of Confidentiality ....................................       11
   Prevention of Eavesdropping ........................................       12
   Data Protection ....................................................       12
   Confidentiality Agreements .........................................       12
   Contact With the Public ............................................       12
   Supplemental Procedures ............................................       12
   Securities Firewall Policy .........................................       12
TERMINATION OF EMPLOYMENT .............................................       13
RESTRICTIONS ON WAIVERS FOR EXECUTIVE OFFICERS ........................       13

Introduction

Today's financial services marketplace is filled with a host of new challenges, changes and opportunities. Amidst these changes, one constant guides Mellon Financial Corporation and all of its employees and will continue to be central to all that we do: the mandate for integrity.

Only by conducting ourselves and our business in accordance with the highest standards of legal, ethical and professional integrity can we achieve our vision of excellence and our goals for the future.

This Code of Conduct will familiarize you with the general guidelines of professional conduct expected from employees in their interactions with customers, prospective customers, competitors, suppliers, the communities we serve and one another. As Mellon employees, we can settle for nothing less than full adherence to the Code.

Please read the Code carefully and retain it for your records. From time to time, you may be asked to certify in writing that you have followed the Code, so be sure you understand it. Appropriate officers should periodically reinforce the importance of the Code to their employees, pointing out provisions of particular relevance.

The penalty for violating any provision of this Code may be disciplinary action up to and including dismissal. In addition, all violations of criminal laws applicable to Mellon's businesses are required to be and will be reported to the appropriate authorities for prosecution.

Although the Code provisions generally have worldwide applicability, some sections of the Code may conflict with the laws or customs of the countries in which Mellon operations are located. However, the Code may be amended only with the approval of the Ethics Office.

If you have any questions about this Code, ask your supervisor, contact the Ethics Office or consult the Legal Department. If you suspect a violation of the Code of Conduct, contact the General Counsel. You can also contact either the Manager of the Ethics Office by using the MELLON ETHICS HELP LINE or ETHICSPOINT(R) REPORT LINE. All communications can be handled in a confidential and anonymous manner (see page 2 to find out how to contact the Ethics Office or EthicsPoint(R)).

TERMS FREQUENTLY USED IN THE CODE ARE DEFINED AS FOLLOWS:

-    APPROPRIATE OFFICER--head of the affected group, department or subsidiary

-    APPROVAL--formal, written consent

- BANK--any bank or savings and loan association subsidiary, direct or indirect, of Mellon Financial Corporation

- SECURITIES TRADING POLICY--Mellon Financial Corporation's Securities Trading Policy

-    CORPORATION--Mellon Financial Corporation

- EMPLOYEE--any employee of Mellon Financial Corporation or any of its subsidiaries

-    GENERAL COUNSEL--General Counsel of Mellon Financial Corporation

- MANAGER OF THE ETHICS OFFICE--Manager of the Ethics Office of Mellon Financial Corporation

- MELLON--Mellon Financial Corporation and all its wholly-or majority-owned subsidiaries and affiliates.

Your Responsibilities

As an employee, your personal conduct should reflect the highest professional standards of behavior. You are obliged to monitor your personal and professional affairs so as not to discredit yourself or Mellon. You should treat all persons fairly. Everyone, including our competitors, has a right to expect you will act with complete honesty, integrity, and fairness. When, on behalf of Mellon, you purchase a product or service, you should do so on the basis of quality and price.

No code of conduct can anticipate every situation. Common sense and good judgment are required in responding to a situation that may not seem to be specifically covered by the Code and in recognizing when to seek advice regarding application of the Code. Your behavior at work reflects Mellon's ethics, so you are expected to:

-    obey all laws and regulations that apply to Mellon's business;

- avoid activities that could create conflicts of interest or even the appearance of conflicts of interest with Mellon; and

- respect the confidentiality of Mellon business information and information about those with whom Mellon has business relationships.

Details of the above obligations are presented in the remainder of this Code of Conduct. Remember, these standards and examples serve as guidelines.

Mellon wants to hear from you. If you have a question about the Code of Conduct or related Corporate Policies, or if you want to report a concern regarding ethical business conduct, please contact MELLON'S ETHICS HELP LINE. This line is answered by Mellon's Ethics Office staff and all contacts may be anonymous.

You can contact MELLON'S ETHICS HELP LINE by:

     TELEPHONE:

     -    Asia (except Japan): 001-800-710-63562

     -    Australia: 0011-800-710-63562

     -    Brazil: 0800-891-3813

     -    Europe: 00-800-710-63562

     - Japan: appropriate international access code + 800-710-63562 (Access codes are: 0061010, 001010, 0041010 or 0033010)

     -    United States and Canada: 1-888-MELLON2 (1-888-635-5662)

     -    All other locations: call collect to 412-236-7519

     EMAIL: ethics@mellon.com

     MAIL: P.O. Box 535026 Pittsburgh, PA 15253-5026 - USA

If, however you are uncomfortable contacting Mellon directly, you can contact EthicsPoint(R), an independent hotline provider as an alternative channel to raise your concerns. All contacts can be anonymous.

You can contact the ETHICSPOINT(R) REPORT LINE by:

     TELEPHONE:

          NOTE: Dial the AT&T Direct Access Number below assigned to your carrier (if one is needed). Then, at the voice prompt or AT&T Operator request, enter the toll free ETHICSPOINT(R) REPORT LINE NUMBER WHICH IS 866-294-4696. There is no need to dial a "1" before the toll-free number outside the US and Canada.

     -    Australia: (carrier: Telstra) 1-800-881-011; (carrier: Optus)
          1-800-551-155

     -    Brazil: 0-800-890-0288

     -    Canada: No Direct Access Code needed

     - Hong Kong: (carrier: Hong Kong Telephone) 800-96-1111; (carrier: New World Telephone) 800-93-2266

     -    India: 000-117

     - Ireland: 1-800-550-000; (Universal International Freephone Number) 00-800-222-55288

     -    Japan: (carrier: IDC) 00 665-5111; (carrier: JT) 00 441-1111;
          (carrier: KDDI) 00 539-111

     - Singapore: (carrier: Sing Tel) 800-011-1111; (carrier: StarHub) 800-001-0001

     -    United Kingdom: (carrier: British Telecom) 0-800-89-0011; (carrier:
          C&W) 0-500-89-0011; (carrier: NTL) 0-800-013-0011

     -    United States: No Direct Access Code needed

     WEB:

     - File a Report using the ETHICSPOINT(R) REPORT LINE (this web page is hosted on EthicsPoint's secure servers and is not part of the Mellon web site or intranet).

     -    Visit EthicsPoint(R) at http://www.ethicspoint.com

     MAIL: EthicsPoint(R), Inc, 13221 SW 68th Parkway,
           Suite 120 Portland, OR 97223 USA

Obeying Laws and Regulations

Numerous national, state, provincial and local laws of the countries in which we do business apply to Mellon. As an employee, you are expected to conduct all business dealings according to these laws. Violating any of them could subject you and/or Mellon to criminal and civil penalties. If you have questions about these laws or how they apply to particular situations, ask your supervisor or consult the Legal Department.

Mellon management should be informed of matters which might adversely affect the reputation of Mellon, including investigations by any governmental agency. You must be completely candid and cooperative in dealing with Mellon attorneys and auditors.

CRIMINAL LAWS

A number of criminal laws apply to Mellon employees. Examples of activities prohibited by these laws are:

- corruptly accepting or soliciting anything of value (except your salary or other compensation paid by Mellon) intending to be influenced or rewarded in connection with Mellon's business or in return for confidential information (see page 8, "Dealing With Customers and Suppliers");

- intentionally failing to make currency transaction filings and other reports required by the Bank Secrecy Act, and other laws;

- knowingly engaging in a financial transaction involving the proceeds of an illegal activity (i.e., money laundering);

-    stealing, embezzling or misapplying Mellon funds or assets;

-    using threats, physical force or other unauthorized means to collect money;

- issuing unauthorized obligations (such as certificates of deposit, notes or mortgages) or recording false entries;

-    using Corporate funds or assets to finance campaigns for political office;

-    lending trust funds to a Mellon officer, director or employee;

-    certifying a check drawn on an account with insufficient funds;

- making a loan or giving a gift to an examiner who has the authority to examine Mellon or its affiliates;

-    misusing federal records and documents;

- using a computer to gain unauthorized access to Mellon records of a customer;

- knowing that a criminal offense has been committed and helping the criminal avoid capture or punishment;

-    making false reports to government officials; and

-    using software in knowing violation of a licensing agreement.

If you are arrested, indicted, or convicted of any criminal offense involving theft, dishonesty, or breach of trust or other type of offense which may affect your employment status, you must notify your manager promptly.

ANTICOMPETITIVE ACTIVITIES

The laws of many jurisdictions prohibit anticompetitve activities. For example, in the United States the Sherman Antitrust Act prohibits any combination, conspiracy or agreement among competitors to restrict or prevent competition. A specific violation of this Act could be a formal or informal agreement between you and a Mellon competitor to fix prices, allocate markets, allocate customers or refuse to deal with particular suppliers or customers.

If you are in contact with Mellon's competitors, you must avoid any agreements with them (or even circumstances that might give the appearance of such agreements) relating to how Mellon conducts its business. You should be especially careful at social or professional gatherings and at trade association meetings where discussions or exchanges of information relating to competitive matters could occur.

Mellon strongly encourages employees to promote the sale of all of the various Mellon products and services. "Cross-selling" of Mellon products and services is an extremely valuable tool for increasing Mellon's revenues. However, employees should be aware that the United States Federal Bank Holding Company Act Amendments of 1970 and antitrust laws prohibit Mellon from participating in certain "tying arrangements." A tying arrangement is one in which a seller places conditions on a sale, or the terms of a sale, of a product or service that obligates a buyer to purchase a separate product or service. For example, you may not extend credit conditioned on a customer's rental of a Bank safe deposit box. You must be sure that you do not require customers to participate in prohibited tying arrangements.

The prohibitions against tying arrangements in the Bank Holding Company Act do not apply to certain traditional banking practices such as requiring a compensating balance in connection with a loan.

Questions concerning tying arrangements or other antitrust laws should be directed to the Legal Department.

ILLEGAL USE OF CORPORATE FUNDS

The purpose of any transaction that relates to Corporate funds or assets must be revealed and recorded at the time of the transaction. As an employee, you may not participate in any of the activities listed below.

-    You may not establish or maintain secret or unrecorded funds.

- You may not engage in any transaction knowing that part of an anticipated payment is to be used for unlawful or improper purposes.

- You may not record or participate in recording incorrect, fictitious or misleading entries in Mellon's books or records.

- You may not use Corporate funds or assets for political contributions in connection with political elections. A number of jurisdictions (both national and local) have laws restricting the use of corporate funds or assets in connection with elections in those jurisdictions. Corporate assets include your time during regular working hours. Mellon equipment and supplies, office space, clerical help and advertising facilities.

- You may not make any payment for an expressed purpose on Mellon's behalf to any individual who you know intends to use the money for a different purpose.

- You may not make Corporate or personal payments of cash or other items of value to political candidates, government officials or businesses that are designed to influence the judgment or actions of the recipients in connection with any Mellon activity. Indeed, many jurisdictions put stringent limitations on entertainment of government officials. It is not prohibited under U.S. law, however, to make payments to foreign government employees with essentially ministerial or clerical duties to induce an act or decision not involving discretion. Examples of such "facilitating" payments include payments to expedite shipments through customs, payments to obtain adequate police protection and payments to place transcontinental telephone calls.

Questions concerning the permissibility of any of the above kinds of payments, which may raise issues under applicable laws, should be directed to the Legal Department.

EQUAL EMPLOYMENT OPPORTUNITY LAWS

Various equal employment opportunity (EEO) laws (both national and local) apply to Mellon. Some prohibit certain kinds of discrimination in hiring, training, determining promotions, etc.; others require Affirmative Action (AA). All employment decisions are to be made in a manner consistent with applicable laws. Mellon strongly supports the principles of these laws, and you are expected to comply with them. You should address any questions concerning Mellon's EEO policy, Mellon's policy prohibiting sexual harassment or Mellon's AA policy to the Legal Department or the Corporate EEO/AA Director in the Human Resources Department.

DRUG FREE WORKPLACE

The illegal possession, use, purchase, transfer or sale of narcotics or other controlled substances on Mellon owned or controlled property, in Mellon owned or leased vehicles, during performance of Mellon business or at Mellon sponsored events is strictly prohibited. Any of these activities are grounds for disciplinary action, up to and including termination of employment. Mellon will cooperate with the appropriate law enforcement agencies with respect to such acts. Employees are required to become thoroughly familiar with our Drug and Alcohol Control Policy (CPP-504-4).

Avoiding Conflicts of Interest

In business, a conflict of interest is generally defined as a single person or entity having two or more interests that are inconsistent. You should not cause Mellon or yourself to have a conflict of interest. You should be particularly sensitive to situations involving family or household members. In your case, a conflict of interest occurs when you allow any interest, activity or influence outside of Mellon to:

-    influence your judgment when acting on behalf of Mellon;

-    compete against Mellon in any business activity;

-    divert business from Mellon;

-    diminish the efficiency with which you perform your regular duties;

-    harm or impair Mellon's financial or professional reputation; or

-    benefit you at the expense of Mellon.

As an employee, you are not permitted to participate in any activity that causes a conflict of interest or gives the appearance of a conflict of interest. Areas frequently involved in conflicts of interest and examples of prohibited activities are described below.

If you believe that you have, or may be perceived to have, a conflict of interest, you must disclose that conflict to the Manager of the Ethics Office. The Manager of the Ethics Office must keep copies of all such disclosures.

Questions concerning conflicts of interest should be directed to the Ethics Office.

INVESTMENT DECISIONS

Because your investments can lead to conflicts of interest, you must be familiar with, and comply with, the investment guidelines contained in the Securities Trading Policy, which contains restrictions and preclearance and reporting requirements for various types of securities transactions, including publicly traded securities. The Securities Trading Policy also contains special requirements for dealings in Mellon securities. In addition, certain types of investments must be reviewed individually.

INVESTMENTS THAT REQUIRE APPROVAL

In addition to the requirements contained in the Securities Trading Policy, you are required to obtain approval from the Manager of the Ethics Office:

- before you invest in a business enterprise if you have responsibilities for, or have decision-making responsibilities regarding, providing services to, or purchasing goods and services from, that business enterprise on behalf of Mellon; or

- to hold an investment in a business enterprise if you are assigned responsibility for, or have decision-making responsibilities regarding, providing services to, or purchasing goods or services from, that business enterprise on Mellon's behalf after you have made your investment.

SELF-DEALING

To further avoid conflicts of interest, you are restricted from becoming involved in certain business dealings with Mellon. As an employee, you are prohibited from:

- directly or indirectly buying assets from (other than assets being offered to the public or employees generally), or selling assets to, Mellon or any account for which Mellon acts as a fiduciary unless you have prior consent from the appropriate officer or you have court or regulatory approval, as required;

- representing Mellon in any activity (whether an internal Mellon activity or a transaction between Mellon and a third party) requiring your judgment or discretion which affects a person or organization in which you have a material interest, financial or otherwise. For example, you are prohibited from representing Mellon in lending money to a relative or close personal friend because it might impair or appear to impair your professional judgment or the performance of your duties, or from giving credit approval to loans made by an employee who is your spouse because it might impact your spouse's incentive compensation or performance appraisal; and

- representing any non-Mellon company in any transaction with Mellon that involves the exercise of discretion by either party.

MONITORING OUTSIDE ACTIVITIES

As an employee, you are expected to avoid any outside interest or activity that will interfere with your duties. Generally, your outside interests or activities should not:

-    significantly encroach on time or attention you devote to your duties;

-    adversely affect the quality of your work;

-    compete with Mellon's activities;

-    involve any significant use of Mellon's equipment, facilities or supplies;

- imply Mellon's sponsorship or support (for example, through the use of Mellon stationery for personal purposes); or

-    adversely affect the reputation of Mellon.

LIMITING OUTSIDE EMPLOYMENT

While an employee, you may not accept outside employment as a representative who prepares, audits or certifies statements or documents pertinent to Mellon's business.

In addition, you must obtain approval from the Manager of the Ethics Office before you accept employment as a broker, contractor or agent who engages in real estate transactions such as negotiating and selling mortgages for others, appraising property or collecting rents; or as an attorney, tax or investment counselor, or insurance broker or agent.

PURCHASING REAL ESTATE

Because certain subsidiaries of the Corporation are engaged in real estate activities, any real estate transaction you make must be scrutinized to make certain it is not competitive with Mellon activities.

Unless you receive prior approval from the Manager of the Ethics Office, or the purchase is made in a public auction in which Mellon is not competing, you should not directly or indirectly:

- purchase commercial real estate from, or sell it to, a current or known potential Mellon customer;

- purchase any real estate with a mortgage on which Mellon is foreclosing or on which you know Mellon is planning to foreclose; or

- bid on or purchase any real estate that you know Mellon is considering or is likely to consider purchasing.

ACCEPTING HONORARIA

Neither you nor any member of your immediate family may accept cash honoraria for your public speaking or writing services on Mellon's behalf. If a cash honorarium is tendered, you should donate it to the Mellon Financial Corporation Fund, request that it be donated to a charity of your choice, or turn it over to the Finance Department. You may accept noncash honoraria of nominal value (In the U.S., nominal value means less than $100. Contact the Ethics Office for assistance in determining nominal values in other locations.) You also may accept reimbursement of related expenses subject to the approval of the Manager of the Ethics Office. You should check with the Tax Group to ensure proper tax treatment.

ACCEPTING FIDUCIARY APPOINTMENTS

A fiduciary appointment is an appointment as an administrator, executor, guardian, custodian for a minor, trustee or managing agent. Unless you are acting on behalf of a member of your family or you have obtained approval from the Manager of the Ethics Office, you may not accept a fiduciary or co-fiduciary appointment. You also may not act as a deputy or co-tenant of a safe deposit box, or act as agent or attorney-in-fact (including signer or co-owner) on a customer's account.

Even if you are acting on behalf of a family member or receive approval to act as fiduciary or co-fiduciary, you are expected to follow these guidelines:

- avoid any representations that you are performing (or have access to) the same professional services that are performed by a Bank;

- do not accept a fee for acting as co-fiduciary with a Bank unless you receive approval from the board of directors of that Bank; and

- do not permit your appointment to interfere with the time and attention you devote to your job responsibilities.

PARTICIPATING IN CIVIC AFFAIRS

You are encouraged to take part in charitable, educational, fraternal or other civic affairs, as long as such affairs do not interfere or conflict with your responsibilities at Mellon. However, you should review the requirements of "Serving as an Outside Director or Officer" (see below) as they may apply to your participation in civic affairs. You should not imply Mellon's sponsorship or support of any outside event or organization without the approval of the Chief Executive Officer of your entity or the Chief Executive Officer's delegate.

SERVING AS AN OUTSIDE DIRECTOR OR OFFICER

In view of the potential conflicts of interest and the possible liability for both you and Mellon, you are urged to be cautious when considering service as an officer, general partner or director of any non-Mellon entity. Before agreeing to such service, you should review and comply with the Corporate Policy on Serving as a Director/Officer of an Outside Entity (CPP-805-1), which requires approvals to hold certain outside offices and directorships. Approvals granted under this Policy do not constitute requests by Mellon to serve, nor do they carry with them indemnification.

While you are serving as an officer, general partner or director of an outside entity, you should:

- not attempt to influence or take part in any vote or decision that may lead to the use of a Mellon product or service by the outside entity, or result in the conferring of some specific benefit to Mellon by the outside entity, and see that the outside entity's records reflect your abstention;

- relinquish any responsibility you may have for any Mellon relationship with the outside entity;

- be satisfied that the outside entity conducts its affairs lawfully, ethically and in accordance with prudent management and financial practices; and

- comply with the annual approval requirements in the Corporate Policy on Serving as a Director/Officer of an Outside Entity (CPP-805-1).

Any employee serving as a treasurer of a public organization--such as a school district, borough or other similar government entity--must consult the Legal Department for further guidelines.

PARTICIPATING IN POLITICAL ACTIVITIES

Mellon encourages you to keep informed concerning political issues and candidates and to take an active interest in political affairs. If you do participate in any political activity, however, you may not act as a representative of Mellon unless you are specifically authorized in writing to do so by the Chief Executive Officer of the Corporation.

As explained in "Obeying Laws and Regulations" on page 4, Mellon employees are not permitted to use Corporate funds or assets in connection with political elections. In accordance with applicable laws, however, Mellon may establish political action committees for lawful participation in the political process. The use of Corporate funds or assets in connection with political elections may not be made without prior approval of the Legal Department.

Hospitality toward public officials should never be such that it could tend to compromise, or give the appearance of compromising, the honesty or integrity of the public official or Mellon. Hospitality should be extended with the expectation that it will become public knowledge and should be extended in compliance with all applicable laws and regulations.

DEALING WITH CUSTOMERS AND SUPPLIERS

In your dealings with customers and suppliers, situations sometimes occur that may create a conflict of interest or the appearance of a conflict of interest. To avoid such conflicts, Corporate policies were developed in the areas listed below.

GIFTS AND ENTERTAINMENT

You may not offer or accept gifts or other items of value under circumstances intended to influence you, a customer or supplier in conducting business. Items of value include money, securities, business opportunities, goods, services, discounts on goods or services, entertainment, food or drink (see page 3, "Obeying Laws and Regulations"). Employees should be aware that certain lines of businesses may have more restrictive policies. For example, in the United States employees of NASD members must adhere to NASD rules regarding gifts and entertainment.

Specifically, you may not:

- solicit for yourself or for a third party (other than Mellon) anything of value from anyone in return for any Mellon business, service or confidential information;

- give cash gifts to, or accept cash gifts from, a customer, supplier or person to whom you refer business;

- use your position at Mellon to obtain anything of value from a customer, supplier or person to whom you refer business;

- accept gifts under a will or trust instrument of a customer unless you have the prior approval of the Manager of the Ethics Office; or

- except as provided below, accept anything of value (other than earned salary, wages and fees) from anyone in connection with Mellon business.

The business practices listed below do not create the risk of corruption or breach of trust to Mellon and are permissible. Accordingly, you may accept:

- gifts, gratuities, amenities or favors based on obvious family or personal relationships (such as those between an employee's parents, children, or spouse) where the circumstances make it clear that those relationships--rather than Mellon business--are the motivating factors;

- meals, refreshments, travel arrangements or accommodations, or entertainment of reasonable value and in the course of a meeting or other occasion held for business discussions, provided that the expenses would be paid by Mellon as a reasonable business expense;

- loans from other banks or financial institutions on customary terms to finance proper and usual employee activities (such as home mortgage loans), except where prohibited by law;

- advertising or promotional material, such as pens, pencils, note pads, key chains, calendars and similar items having a nominal value. (In the U.S., nominal value means less than $100. Contact the Ethics Office for assistance in determining nominal values in other locations.)

- discounts or rebates on merchandise or services that do not exceed those available to other customers;

- gifts that have a nominal value (see above for description of nominal value) and are related to commonly recognized events or occasions, such as a promotion, conference, sports outing, new job, wedding, retirement or holiday; or

- civic, charitable, educational or religious organization awards for recognition of service and accomplishment.

If you receive or anticipate receiving something of value from a supplier, customer or person to whom you refer business in a situation that is not specifically permitted by the Code, you must notify the Manager of the Ethics Office in writing of the circumstances. You may not accept the item (or must return it if you have already received it) unless you receive approval from the Manager of the Ethics Office. The Manager of the Ethics Office will approve or deny requests based upon the reasonableness of the circumstances and whether the circumstances pose a threat to Mellon's integrity. The Manager of the Ethics Office will maintain copies or records of all requests and responses.

Entertainment, gifts or prizes given to customers or suppliers by employees should be appropriate for the circumstances and constitute necessary and incidental Mellon business expenses. If you seek reimbursement from Mellon for business expenses, it is your responsibility to see that your expense diary is accurate and reflects only appropriate business expenses. In dealing with employees of other banks or bank holding companies in the United States, you should be aware that gifts or prizes given to those employees are subject to the United States Bank Bribery Law, and that the United States Bank Bribery Law applies to both givers and recipients.

BORROWING FROM CUSTOMERS

You are not permitted to borrow from, or lend your personal funds to, Mellon customers, brokers or suppliers. Credit transactions in customers' normal course of business and on regular terms (for example, transacting business with a recognized lending institution or charging items at a department store) are not included in this restriction.

GIVING ADVICE TO CUSTOMERS

Unless your regular Corporate duties specifically permit, you may not give legal, tax or investment advice to customers.

Legal Advice--You may be asked by a customer to make a statement regarding the legal implications of a proposed transaction. You cannot give legal advice to customers. Be sure, therefore, that nothing you say might be interpreted as legal advice.

Tax and Investment Advice--You may not advise customers on matters concerning tax problems, tax return preparation or investment decisions.

RECOMMENDING PROFESSIONAL SERVICES

Customers and others may ask your help to find qualified professional people or firms. Unless you name several candidates without indicating favoritism, you may not recommend attorneys, accountants, insurance brokers or agents, stock brokers, real estate agents, etc., to customers, employees or others. Under no circumstances may you make a recommendation if you expect to benefit.

Respecting Confidential Information

As an employee, you may have knowledge, reports or statements about Mellon's business or possess confidential information about the private or business affairs of Mellon's customers and suppliers. You should assume that all information about Mellon business or the private or business affairs of Mellon's customers (including applicants, former customers and employees/retirees of customers) or suppliers is confidential and you should treat that information as privileged and hold it in the strictest confidence.

Confidential information is to be used only for Mellon's Corporate purposes. Under no circumstances may you use such information for personal gain or pass it on to any person outside Mellon, including family or friends, or even to other employees who do not need such information to perform their jobs or to provide services to or for Mellon. All employees must comply with Mellon's Consumer Privacy Policies and applicable privacy laws and regulations.

TYPES OF CONFIDENTIAL INFORMATION

Although it is impossible to provide an exhaustive list of information that should remain confidential, the following are examples of the general types of confidential information that employees might receive in the ordinary course of carrying out their job responsibilities.

INFORMATION OBTAINED FROM BUSINESS RELATIONS

You may possess confidential information about those with whom Mellon has business relations. If released, such information could have a significant effect on their operations, their business reputations or the market price of their securities. Disclosing such information could expose both you and Mellon to liability for damages. Customer information should not be released to third parties without customer authorization except as approved by the Legal Department.

MELLON FINANCIAL INFORMATION

Financial information about Mellon is confidential unless it has been published in reports to shareholders or has been made otherwise available to the public. It is the policy of the Corporation to disclose all material Corporate information to the public in such a manner that all those who are interested in the Corporation and its securities have equal access to such information.

Except as required by law or approved by the Finance Department, financial information is not to be released to any person or organization. If you have any questions about disclosing financial information, contact the head of the Finance Department.

MELLON EXAMINATION INFORMATION

Virtually all Mellon entities are periodically reviewed by regulatory examiners. Certain reports made by those regulatory agencies are the property of those agencies and are strictly confidential. Giving information from those reports to anyone not officially connected with Mellon is a criminal offense.

Questions concerning examination information should be directed to the Legal Department.

MELLON PROPRIETARY INFORMATION

Certain nonfinancial information developed by Mellon--such as business plans, customer lists, methods of doing business, computer software, source codes, databases and related documentation--is valuable information that is proprietary and confidential. You are not to disclose it to anyone outside Mellon or to anyone inside Mellon who does not have a need to know such information. This obligation extends beyond the period of your employment with Mellon. Employees are prohibited from using Corporate time, resources and assets (including Mellon proprietary information) for personal gain. Mellon has proprietary rights in any materials, products or services that you create which relates to your work at Mellon, that use Mellon resources (equipment, etc.) or that are created during your regular work hours. You must disclose any such materials, products or services to Mellon.

ELECTRONIC INFORMATION SYSTEMS

E-mail (internal and external), voice mail and communications systems are intended for Mellon business use only. Messages and information contained on these systems are subject, at Mellon's sole discretion, to access, monitoring, review and/or disclosure by authorized Mellon personnel with or without notice, at any time. You should not expect messages sent on these systems to be treated as private or confidential. Employees may not use e-mail systems to (1) bypass financial transaction documentation requirements; (2) send inappropriate, harassing or offensive messages; (3) solicit; or (4) deliberately distribute any program or virus that could be destructive to hardware, software, or files on any computer. You should also limit the transmission of highly sensitive information on these systems.

Messages created in these systems should be in compliance with the Corporate Policy on the Records Management Program (CPP-109-03). For more detailed information on use of these systems, see the Corporate Policies on Use of Mellon's E-Mail Network for Internal Communications (CPP-111-04(A)); Use of Mellon's E-Mail Network for External Communications (CPP-111-04(B)); and Access to Electronic Information (CPP-111-4). Additionally, Mellon provides employees access to both the Internet and Intranet (Mellon's internal Internet system) as a resource to obtain Mellon organizational or business related information. Your use of the Internet and Intranet is subject, at Mellon's sole discretion, to access, monitoring, review and/or disclosure by authorized Mellon personnel with or without notice, at any time, and should not be viewed as private or confidential. For more detailed information on use of the Internet and Intranet, see the Corporate Policy on Internet/Intranet Access (CPP-118-1).

INFORMATION SECURITY SYSTEMS

If you have access to Mellon information systems, you are responsible for taking precautions necessary to prohibit unauthorized entry to the system. You should safeguard your passwords or other means of entry.

COMPUTER SOFTWARE

Computer software is to be used for Mellon business only and must be used in accordance with the terms of the licensing agreement. No copying of software is permitted except in accordance with the licensing agreement.

INSIDE INFORMATION

Inside information is material nonpublic information relating to a company whose securities trade in a public market. Information is considered "material" if it is important enough to affect the judgment of investors about whether to buy, sell or hold securities of that company, or to influence the market price of those securities.

Courts have ruled that inside information must be made public before anyone possessing it can trade, or recommend the purchase or sale of, securities of the issuing company. Under various securities laws (at both the national and local level), you, Mellon and any person with whom you share the information could be held legally responsible for misusing inside information.

Obviously, inside information rules can be very difficult to apply in given circumstances. Employees must be extremely cautious in discussing Mellon information with any person outside of Mellon or in using information obtained at Mellon in making personal investment decisions. If you have any doubts about whether or not an item is inside information or whether or not it has been or should be revealed, consult the Legal Department.

Rules for Protecting Confidential Information

The following are some basic rules to follow to protect confidential information.

LIMITED COMMUNICATION TO OUTSIDERS

Confidential information should not be communicated to anyone outside Mellon, except consistent with Mellon's policies on communicating such information.

CORPORATE USE ONLY

Confidential information should be used only for Mellon's Corporate purposes. Under no circumstances may an employee use it, directly or indirectly, for personal gain or for the benefit of any outside party who is not entitled to such information.

OTHER CUSTOMERS

Where appropriate, customers should be made aware that employees will not disclose to them other customers' confidential information or use the confidential information of one customer for the benefit of another.

NOTIFICATION OF CONFIDENTIALITY

When confidential information is communicated to any person, either inside or outside Mellon, they should be informed of the information's confidential nature and the limitations on its further communication.

PREVENTION OF EAVESDROPPING

Confidential matters should not be discussed in public or in places, such as in building lobbies, restaurants or elevators, where persons may overhear. Precautions, such as locking materials in desk drawers overnight, stamping material "Confidential" and delivering materials in sealed envelopes, should be taken with written materials to ensure they are not read by unauthorized persons.

DATA PROTECTION

Data stored on personal computers and diskettes should be properly secured to ensure it is not accessed by unauthorized persons. Access to computer files should be granted only on a need-to-know basis. At a minimum, employees should comply with applicable Mellon policies on electronic data security. Data stored on paper should also be properly secured (locked as appropriate) to ensure that it is not accessed by unauthorized persons. All data should be retained based on the applicable data retention schedules in each line of business. For further information see the see the Corporate Policies on Records Management Creation (CPP-111-02) and Records Retention (CPP-111-03)

CONFIDENTIALITY AGREEMENTS

Confidentiality agreements to which Mellon is a party must be complied with in addition to, but not in lieu of, this Policy. Confidentiality agreements that deviate from commonly used forms should be reviewed in advance by the Legal Department.

CONTACT WITH THE PUBLIC

All contacts with institutional shareholders or securities analysts about Mellon must be made through the Investor Relations Division of the Finance Department. All contacts with the media and all speeches or other public statements made on behalf of Mellon or about Mellon's businesses must be cleared in advance by Corporate Affairs. All media inquiries should be directed to Corporate Affairs. In speeches and statements not made on behalf of Mellon, care should be taken to avoid any implication that Mellon endorses the views expressed.

SUPPLEMENTAL PROCEDURES

Mellon entities, departments, divisions and groups should establish their own supplemental procedures for protecting confidential information, as appropriate. These procedures may include:

-    establishing records retention and destruction policies;

-    using code names;

- limiting the staffing of confidential matters (for example, limiting the size of working groups and the use of temporary employees, messengers and work processors); and

-    requiring written confidentiality agreements for certain employees.

Any supplemental procedures should be used only to protect confidential information and not to circumvent appropriate report and record keeping requirements.

SECURITIES FIRE WALL POLICY

To facilitate compliance with the prohibition on trading in securities while in possession of insider information, diversified financial services organizations, including Mellon, have adopted securities fire wall policies, which separate the business units or employees likely to receive insider information from the business units or employees that trade securities or provide investment advice.

Mellon's policy on Securities Firewalls(CPP-903-2(C)) establishes rules restricting the flow of information within Mellon to investment personnel; procedures to be used by investment personnel to obtain information from other departments or divisions of Mellon or from other Mellon subsidiaries; and procedures for reporting the receipt of material nonpublic information by investment personnel.

You must know this policy, particularly if you work in an area that handles investment decisions or if you supply or might be asked to supply information to employees in such areas. Under no circumstances should you receive or pass on information that may create a conflict of interest or interfere with a fiduciary obligation of Mellon.

Termination of Employment

You must return all property of Mellon immediately before or upon termination of employment. This includes all forms of Mellon proprietary information; all hard-copy and computer files; customer lists; personal computer hardware and software; statistical analysis, product pricing, various formulas and models; identification cards; keys and access cards; and other confidential information. In addition, you may not retain copies of any such property. You must also return cellular or car phones, pagers, laptop computers and any other equipment that Mellon made available to facilitate the performance of your job.

Restrictions on Waivers for Executive Officers

No waiver of this Code of Conduct will be made for any executive officer of the Corporation unless the waiver is made by the Corporation's board of directors (or a committee thereof) and is promptly disclosed to shareholders. Individuals who are deemed to be "executive officers" of the Corporation will be notified of this fact.

Notes


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